UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (As Permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

BIOLIFE SOLUTIONS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

July 8, 2025
Dear Stockholder:
You are cordially invited to attend BioLife Solutions, Inc.’s 2025 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on August 20, 2025 at 9:00 a.m. Pacific Time. The formal meeting notice and proxy statement for the Annual Meeting are attached.
The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast. You will be able to attend the Annual Meeting online, vote and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/BLFS2025.
We are pleased to utilize the virtual stockholder meeting technology to provide ready access and cost savings for our stockholders and the company. The virtual meeting format allows attendance from any location in the world.
Even if you are planning on attending the Annual Meeting online, please promptly submit your proxy vote by Internet, by telephone, or, if you received a printed form of proxy in the mail, by completing, dating, signing and returning the enclosed proxy, so your shares will be represented at the Annual Meeting. Instructions on voting your shares are on the Notice of Internet Availability of Proxy Materials you received for the Annual Meeting. Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Daylight Time on August 19, 2025. If you attend the Annual Meeting online and wish to vote at the Annual Meeting, you will be able to do so even if you have previously returned your proxy card.
Thank you for your continued support of and interest in BioLife Solutions, Inc.

Sincerely,

/s/ Roderick de Greef
Roderick de Greef
Chief Executive Officer and Chairman of the Board
Bothell, Washington
July 8, 2025
YOUR VOTE IS IMPORTANT
TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING WHETHER OR NOT YOU ATTEND ONLINE, PLEASE CAST YOUR VOTE AS INSTRUCTED IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS AS PROMPTLY AS POSSIBLE. YOUR PROXY, GIVEN BY VOTING PRIOR TO THE ANNUAL MEETING, MAY BE REVOKED PRIOR TO ITS EXERCISE BY ENTERING A NEW VOTE OVER THE INTERNET OR BY TELEPHONE BY FILING WITH OUR CORPORATE SECRETARY PRIOR TO THE ANNUAL MEETING A WRITTEN NOTICE OF REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY ATTENDING THE ANNUAL MEETING ONLINE AND VOTING ONLINE.
IF YOU HAVE ALREADY VOTED OR DELIVERED YOUR PROXY FOR THE ANNUAL MEETING, YOUR VOTE WILL BE COUNTED, AND YOU DO NOT HAVE TO VOTE YOUR SHARES AGAIN. ANY STOCKHOLDER ATTENDING THE ANNUAL MEETING ONLINE MAY VOTE EVEN IF HE OR SHE HAS RETURNED A PROXY.
IF YOU HAVE CHOSEN TO RECEIVE PAPER COPIES OF YOUR PROXY MATERIALS, INCLUDING THE PROXY CARD, PLEASE COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE RETURN ENVELOPE PROVIDED.

BIOLIFE SOLUTIONS, INC.
3303 Monte Villa Parkway, Suite 310
Bothell, Washington 98021
(425) 402-1400
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
WEDNESDAY, AUGUST 20, 2025
9:00 A.M. PACIFIC TIME
TO OUR STOCKHOLDERS:
NOTICE IS HEREBY GIVEN that the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of BioLife Solutions, Inc., a Delaware corporation (“we,” “us,” “our” or the “Company”), will be held on August 20, 2025, at 9:00 a.m. Pacific Time, as a virtual meeting. You will be able to attend, vote your shares, and submit questions during the Annual Meeting via a live webcast available at www.virtualshareholdermeeting.com/BLFS2025. The Annual Meeting will be held for the following purposes, as more fully described in the proxy statement accompanying this notice:
1.ELECTION OF DIRECTORS. To elect the seven (7) director nominees named in the attached proxy statement to serve until his/her successor is duly elected and qualified, unless he/she resigns, is removed or otherwise is disqualified from serving as a director of the Company;
2.APPROVAL ON AN ADVISORY BASIS OF THE COMPENSATION OF NAMED EXECUTIVE OFFICERS. To approve on a non-binding, advisory basis the compensation of our named executive officers;
3.RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. To ratify the appointment by our Audit Committee of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025; and
4.ANY OTHER BUSINESS. To consider and vote upon any other business that may properly come before the Annual Meeting or any adjournments or postponements thereof.
Our Board of Directors recommends that stockholders vote FOR each of the director nominees, vote FOR the approval on a non-binding, advisory basis of the compensation of our named executive officers, and vote FOR the ratification of the appointment by our Audit Committee of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. Only stockholders of record (including certain persons that held restricted shares of Common Stock issued pursuant to our Second Amended and Restated 2013 Performance Incentive Plan, as amended (the "2013 Plan") and 2023 Omnibus Incentive Plan (the "2023 Plan")) at the close of business on June 23, 2025 (the “Record Date”) are entitled to receive notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. A complete list of stockholders of record entitled to vote at the Annual Meeting will be available for ten days before the Annual Meeting at our principal executive office for inspection by stockholders during ordinary business hours for any purpose germane to the Annual Meeting. Our stock transfer books will remain open between the Record Date and the date of the Annual Meeting.
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials via the Internet. Accordingly, on July 8, 2025, we first sent our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our 2025 proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 online. Stockholders who have received the Notice will not be sent a printed copy of our proxy materials in the mail unless they request to receive a printed copy.
To assure your representation at the Annual Meeting, please vote your proxy via the Internet, by telephone, or, if you received a printed form of proxy in the mail, by completing, dating, signing and returning the enclosed proxy. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting online and vote, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted. IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF EACH OF THE DIRECTOR NOMINEES, FOR THE APPROVAL ON A NON-BINDING, ADVISORY BASIS OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AND FOR THE RATIFICATION OF THE APPOINTMENT BY OUR AUDIT COMMITTEE OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025.

Please note: If you hold your shares in the name of a broker, bank or other nominee, your nominee may determine to vote your shares at its own discretion, absent instructions from you. However, due to voting rules that may prevent your bank or broker from voting your uninstructed shares on a discretionary basis in the election of directors and other non-routine matters, it is important that you cast your vote. Accordingly, we ask that you please complete your proxy statement or cast your vote at the Annual Meeting to ensure your vote will count.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on August 20, 2025: This notice of annual meeting of stockholders, the proxy statement, including your proxy card, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 are available at www.proxyvote.com. You will need to use the control number appearing on the Notice or your proxy card to vote via the Internet.
This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

Sincerely,

/s/ Roderick de Greef
Roderick de Greef
Chief Executive Officer and Chairman of the Board
Bothell, Washington
July 8, 2025

BIOLIFE SOLUTIONS, INC.
3303 Monte Villa Parkway, Suite 310
Bothell, Washington 98021
(425) 402-1400
PROXY STATEMENT
The enclosed proxy is solicited on behalf of BioLife Solutions, Inc., a Delaware corporation, by its Board of Directors (the “Board”) for use at its 2025 Annual Meeting of Stockholders (the “Annual Meeting”) to be held virtually at 9:00 a.m. Pacific Time on August 20, 2025, or at any adjournments or postponements thereof, for the purposes set forth in this proxy statement and in the accompanying notice. You will be able to attend the Annual Meeting online, vote and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/BLFS2025.
In accordance with rules adopted by the Securities and Exchange Commission (the “SEC”), we may furnish proxy materials, including this proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as amended by our Annual Report on Form 10-K/A filed with the SEC on April 8, 2025 (the "2024 Annual Report") to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice of Internet Availability of Proxy Materials (the “Notice”), which was mailed to most of our stockholders, will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet or by telephone prior to the Annual Meeting. By accessing and reviewing the proxy materials on the Internet, you will save us the cost of printing and mailing these materials to you and reduce the impact of such printing and mailing on the environment. If you would like to receive a paper copy of our proxy materials, you should follow the instructions for requesting such materials provided in the Notice.
These proxy solicitation materials were first sent or given on or about July 8, 2025 to all stockholders of record entitled to vote at the Annual Meeting. Stockholders who owned shares of common stock, par value $0.01 per share (the “Common Stock”), of BioLife Solutions (including certain persons that held restricted shares of Common Stock issued pursuant to our Second Amended and Restated 2013 Performance Incentive Plan, as amended (the "2013 Plan") and 2023 Omnibus Incentive Plan (the "2023 Plan") at the close of business on June 23, 2025 (the “Record Date”) are entitled to receive notice of, attend and vote at the Annual Meeting. On the Record Date, there were 47,835,214 shares of Common Stock outstanding and approximately 219 record holders of our Common Stock. Additionally, there were 2,195,273 unvested restricted shares of Common Stock outstanding on the Record Date. Each outstanding share of Common Stock and unvested restricted share of Common Stock entitles the holder to one vote.
We will provide, without charge, a copy of our 2024 Annual Report to each stockholder of record as of the Record Date that requests a copy in writing. Any exhibits listed in the 2024 Annual Report also will be furnished upon request at the actual expense we incur in furnishing such exhibit. Any such requests should be directed to our Corporate Secretary at our executive offices set forth above.
References to the “Company,” “BioLife,” “BioLife Solutions,” “our,” “us” or “we” mean BioLife Solutions, Inc.

VOTING AND RELATED MATTERS	1
EXECUTIVE OFFICERS AND DIRECTORS	5
BOARD OF DIRECTORS	9
EXECUTIVE AND DIRECTOR COMPENSATION	12
OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	42
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE	43
PRINCIPAL ACCOUNTING FEES AND SERVICES	44
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	44
PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING	46
PROPOSAL NO. 1 - ELECTION OF DIRECTORS	46

PROPOSAL NO. 2 - APPROVAL ON AN ADVISORY BASIS OF THE COMPENSATION OF NAMED EXECUTIVE OFFICERS	47

PROPOSAL NO. 3–RATIFICATION OF THE APPOINTMENT BY THE BOARD OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025.	48
OTHER BUSINESS	49
ANNUAL REPORT ON FORM 10-K	49
STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR THE 2026 ANNUAL MEETING	49

VOTING AND RELATED MATTERS
Voting Procedures
As a stockholder of BioLife Solutions, you have a right to vote on certain business matters affecting us. The proposals that will be presented at the Annual Meeting and upon which you are being asked to vote are discussed below in the “Proposals” section. Each share of Common Stock (including each applicable restricted share of Common Stock issued pursuant to the 2013 Plan and 2023 Plan) you owned as of the Record Date entitles you to one vote on each proposal presented at the Annual Meeting.
Proxy Card
The proxy card, which is accessible over the Internet or in physical form if you requested to receive physical copies of the proxy materials, enables you to appoint Roderick de Greef, our Chief Executive Officer, as your representative at the Annual Meeting. By completing and returning the proxy card or submitting your proxy prior to the Annual Meeting as described herein, you are authorizing Mr. de Greef to vote your shares at the Annual Meeting in accordance with your instructions submitted prior to the Annual Meeting. This way, your shares will be voted whether or not you attend the virtual Annual Meeting. Even if you plan to attend the virtual Annual Meeting, we urge you to submit your proxy or complete and return your proxy card before the Annual Meeting date just in case your plans change. If a proposal comes up for vote at the Annual Meeting that is not described in the proxy materials, the proxy will vote your shares, under your proxy, according to his best judgment.
Methods of Voting
You may vote over the Internet, by telephone, by mail or in person online at the Annual Meeting. Please be aware that if you vote over the Internet, you may incur costs such as Internet access charges for which you will be responsible.
Voting over the Internet. The website address for Internet voting is provided on the Notice and on the proxy card. You will need to use the control number appearing on the Notice or your proxy card to vote via the Internet. You can use the Internet to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on August 19, 2025. Internet voting is available 24 hours a day. If you vote via the Internet or by telephone, you do not need to return a proxy card. If you sign and return the proxy card or submit your proxy prior to the Annual Meeting but do not give instructions on how to vote your shares, your shares will be voted as recommended by the Board.
Voting by Telephone. Using a touch-tone telephone, you may transmit your voting instructions to the number provided in the Notice.
Voting by Mail. If you received a printed proxy card, you can vote by marking, dating and signing it, and returning it in the postage-paid envelope provided. Please promptly mail your proxy card to ensure that it is received prior to the closing of the polls at the Annual Meeting. If you request printed copies of the proxy materials by mail and are a beneficial holder you may vote by proxy by filling out the vote instruction form and sending it back in the envelope provided by your brokerage firm, bank, broker-dealer, or other similar organization that holds your shares.
Voting at the Meeting. If you attend the Annual Meeting online and plan to vote, you will be able to vote virtually. Have your Notice or proxy card in hand as you will be prompted to enter your control number to vote at the Annual Meeting.
Revoking Your Proxy
You may revoke your proxy at any time before it is voted at the Annual Meeting. To do this, you must:
•enter a new vote over the Internet or by telephone, or sign and return a replacement proxy card;
•provide written notice of the revocation to our Corporate Secretary at our principal executive office, 3303 Monte Villa Parkway, Suite 310, Bothell, Washington 98021, which written notice must be received prior to the Annual Meeting; or
•attend the virtual Annual Meeting online and vote.

Quorum and Voting Requirements
Stockholders of record (including persons that held applicable restricted shares of Common Stock issued pursuant to the 2013 Plan and the 2023 Plan) at the close of business on the Record Date, are entitled to receive notice of and to vote at the Annual Meeting. On the Record Date, there were 47,835,214 issued and outstanding shares of our Common Stock and 2,195,273 unvested restricted shares of Common Stock with voting rights outstanding. Each holder of Common Stock (or restricted shares of Common Stock) voting at the Annual Meeting, either online or by proxy, may cast one vote per share of Common Stock held on the Record Date on all matters to be voted on at the Annual Meeting. Stockholders may not cumulate votes in the election of directors.
The presence, in person online or by proxy, of the holders of one-third in voting power of the then outstanding shares of Common Stock entitled to vote constitutes a quorum for the transaction of business at the Annual Meeting. Assuming that a quorum is present:
1.a plurality of the votes properly cast in the election of directors at the Annual Meeting will be required to elect each Board nominee ("Proposal 1");
2.the compensation of our named executive officers will be approved on a non-binding, advisory basis, if approved by a majority of the votes properly cast at the Annual Meeting on this proposal ("Proposal 2"); and
3.the ratification of the appointment by our Audit Committee of Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 will be approved if approved by a majority of the votes cast at the Annual Meeting on this proposal ("Proposal 3").
Votes cast by proxy or online at the Annual Meeting will be tabulated by the inspector of election appointed for the Annual Meeting who will also determine whether a quorum is present. The inspector of election will treat abstentions and broker non-votes as shares that are present for purposes of determining the presence of a quorum. Broker non-votes occur on a matter when a broker does not have discretion to vote on that matter without instructions from the beneficial owner and instructions are not given. These matters are referred to as “non-routine” matters. Proposal 1 and Proposal 2 are “non-routine.” Thus, in tabulating the voting result for these proposals, shares that constitute broker non-votes are not considered votes cast on that proposal. Proposal 3 is a “routine” matter and therefore a broker may vote on this matter without instructions from the beneficial owner. With regard to the election of our director nominees under Proposal 1, broker non-votes will not affect the outcome of the election of the directors. With regard to the ratification of the appointment by our Audit Committee of Grant Thornton as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 under Proposal 3, abstentions will not be counted for purposes of determining whether such proposal has been ratified and will not have the effect of negative votes, whereas, because the ratification of the appointment of Grant Thornton is a routine matter, a broker may vote on this matter without instructions from the beneficial owner. With regard to Proposal 2, abstentions and broker non-votes will not be counted for purposes of determining whether such proposal has been approved and will not have the effect of negative votes.
If your shares are held by a bank or broker in street name, it is important that you cast your vote if you want it to count in the election of directors and on the approval on a non-binding, advisory basis of the compensation of our named executive officers. Voting rules will prevent your bank or broker from voting your uninstructed shares on a discretionary basis on these proposals. Accordingly, if your shares are held by a bank or broker in street name and you do not vote or, if applicable, instruct your bank or broker how to vote in the election of directors or on the approval on a non-binding, advisory basis of the compensation of our named executive officers, no votes will be cast on these proposals on your behalf.
Voting of Proxies
When a proxy is properly executed and returned, the shares it represents will be voted at the Annual Meeting as directed. If no specification is indicated, the shares will be voted:
1.“for” the election of each Board nominee set forth in this proxy statement unless the authority to vote for such directors is withheld;
2.“for” the approval on a non-binding, advisory basis of the compensation of our named executive officers as disclosed in this proxy statement;
3.“for” the ratification of the appointment by our Audit Committee of Grant Thornton as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025; and

4.at the discretion of your proxies on any other matter that may be properly brought before the Annual Meeting.
Voting Results
Voting results may be announced at the Annual Meeting and will be published in a Current Report on Form 8-K that will be filed with the SEC within four business days after the Annual Meeting.
Holding of Stock
Most of our stockholders hold their shares in an account at a brokerage firm, bank or other nominee holder, rather than holding shares directly in their own name. As summarized below and described elsewhere herein, there are some distinctions between shares held of record and those owned beneficially.
Stockholder of Record
If, on the Record Date, your shares were registered directly in your name with our transfer agent, Broadridge Corporate Issuer Solutions, Inc., you are a “stockholder of record” who may vote at the Annual Meeting, and we sent the Notice or, if requested, a printed form of our proxy materials, to you. As the stockholder of record, you have the right to direct the voting of your shares by voting as described above and in the Notice. Whether or not you plan to attend the Annual Meeting, please promptly submit your proxy vote by Internet, by telephone, or, if you requested to receive physical copies of our proxy materials, by completing, dating, and signing the enclosed proxy card, to ensure that your vote is counted.
Beneficial Owner
If, on the Record Date, your shares were held in an account at a brokerage firm or at a bank or other nominee holder, you are considered the beneficial owner of shares held “in street name,” and the Notice and the instructions to review these proxy materials were forwarded to you by our transfer agent or by your broker or nominee who is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you should receive a voting instruction form from the bank, broker, or other nominee that holds your shares and follow the instructions provided regarding how to instruct your bank, broker, or other nominee to vote your shares and to attend online the Annual Meeting.
Householding of Proxy Materials; Receipt of More than One Proxy Card
Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy materials and annual reports. This means that only one copy of the Notice or proxy materials may have been sent to multiple stockholders in your household. This practice is designed to reduce our printing and postage costs. However, if you are residing at such an address and wish to receive a separate Annual Report on Form 10-K or proxy statement in the future, you may telephone our Corporate Secretary at (425) 402-1400 or write to BioLife Solutions, Inc., 3303 Monte Villa Parkway, Suite 310, Bothell, Washington 98021. If you are receiving multiple copies of our Annual Report on Form 10-K and proxy statement, you may request householding by contacting our Corporate Secretary in the same manner.
If you have received more than one Notice or otherwise have access to more than one proxy card, you may have multiple accounts at the transfer agent and/or with brokerage firms. Please sign and return all proxy cards to ensure that all of your shares are voted.
Proxy Solicitation
We are soliciting proxies solely on behalf of the Company and will bear the cost of this solicitation. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for reasonable expenses incurred in forwarding solicitation materials to such beneficial owners. Proxies also may be solicited by our directors, officers or employees, personally, by telephone, facsimile, Internet or other means, without additional compensation. We may retain a proxy solicitor to assist in the distribution of proxies and proxy solicitation materials, and in the solicitation of proxies. Generally, the fee for such services is approximately $15,000 plus expenses. If we do elect to retain a proxy solicitor, we will pay the proxy solicitor reasonable and customary fees. Except as described above, we do not presently intend to solicit proxies other than by mail.

No Right of Appraisal
None of Delaware law, our Amended and Restated Certificate of Incorporation, as amended, or our Amended and Restated Bylaws (the “Bylaws”) provides for appraisal or other similar rights for dissenting stockholders in connection with any of the proposals to be voted upon at this Annual Meeting. Accordingly, our stockholders will have no right to dissent and obtain payment for their shares.
Who Can Answer Questions About Voting Your Shares
You can contact our Corporate Secretary at (425) 402-1400 or by sending a letter to our Corporate Secretary at our principal executive office, 3303 Monte Villa Parkway, Suite 310, Bothell, Washington 98021, with any questions about proposals described in this proxy statement or how to execute your vote.

EXECUTIVE OFFICERS AND DIRECTORS
The following table and text set forth the names and ages of our current directors and executive officers. Our Board is comprised of only one class of directors. Also provided herein are brief descriptions of the business experience of each director and executive officer during the past five years (based on information supplied by them) and an indication of directorships held by each director in other public companies subject to the reporting requirements under the federal securities laws. There are no legal proceedings related to any of the directors or executive officers that must be disclosed pursuant to Item 401(f) of Regulation S-K. There are no family relationships among any of our directors or executive officers. No director or executive officer has any arrangement or understanding between him or her and any other person(s) pursuant to which he or she is to be selected as a director or officer of the Company.

Name	Age	Position and Offices with the Company
Roderick de Greef	64	Chief Executive Officer and Chairman of the Board
Troy Wichterman	40	Chief Financial Officer
Aby J. Mathew, Ph.D.	53	Chief Scientific Officer and Executive Vice President
Todd Berard	56	Chief Commercial Officer
Karen Foster	65	Chief Quality and Operations Officer
Sean Werner	51	Chief Technology Officer
Sarah Aebersold	50	Chief Human Resources Officer
Cathy Coste	59	Director
Amy DuRoss	51	Lead Independent Director
Rachel Ellingson	55	Director
Joydeep Goswami	53	Director
Tony Hunt	61	Director
Tim Moore	64	Director
Roderick de Greef has been Chief Executive Officer and Chairman of the Board since October 2023 at BioLife. Previously, Mr. de Greef began serving as a director of the Board in January 2023, prior to which he served as President and Chief Operating Officer from November 2021 until he retired on January 3, 2023. Mr. de Greef was appointed Chief Operating Officer from December 2019 to May 2021 after his appointment as Chief Financial Officer from May 2016 to November 2021. He also served as interim Chief Financial Officer and interim Secretary from March 2016 through May 2016. Mr. de Greef served as a director of the Company from June 2000 through November 2013 and provided the Company with strategic and financial consulting services from July 2007 through August 2011. Since November 2022, Mr. de Greef has served as a director of the Upper Connecticut Valley Hospital, a non-profit, rural hospital in northern New Hampshire. Since December 2020, Mr. de Greef has served as a director of Sirona Medical Technologies, a cardia electrophysiology company. From February 2019 to January 2021, Mr. de Greef served as a director, chairman of the Audit Committee of the board of directors of Indonesia Energy Corporation Limited, an oil and gas exploration and production company. Mr. de Greef served Pareteum Corporation, a mobile communications company, as a director, chair of the Audit Committee and member of the Nominating and Corporate Governance Committee and Compensation Committee from September 2015 to September 2017, and also from January 2008 to October 2011. From November 2013 to October 2014, Mr. de Greef served as the president and sole director of Cambridge Cardiac Technologies, Inc. a privately held successor to Cambridge Heart, Inc. From November 2008 to October 2013, Mr. de Greef was the chairman of the board of Cambridge Heart, Inc., a manufacturer of non-invasive diagnostic cardiology products. From November 2003 to May 2013, Mr. de Greef served as a director, member of the Audit Committee and chairman of the Compensation Committee of Endologix, Inc. From 2001 to 2006, Mr. de Greef served as Executive Vice President and Chief Financial Officer of Cardiac Science, Inc. (which went private in September 2005), which in 2004 was ranked as the 4th fastest growing technology company in North America on Deloitte & Touche’s Fast 500 listing. Mr. de Greef received his Master of Business Administration degree from the University of Oregon, and a Bachelor of Arts in Economics and International Relations from San Francisco State University. Mr. de Greef has extensive experience in corporate finance and the business world in general as well as serving as an officer and director of public companies.
Troy Wichterman has been Chief Financial Officer since November 2021. Before his appointment as

Chief Financial Officer, Mr. Wichterman served as the Company’s Vice President, Finance since November 2019. In that role, Mr. Wichterman oversaw the finance and accounting organization in the areas of integrating acquired businesses, acquisition due diligence and deal structure, SEC reporting, financial planning and analysis, operational finance, and audit compliance. Mr. Wichterman also served as Director of Financial Planning and Analysis from June 2016 to November 2019 and Financial Analyst from February 2015 to June 2016. Prior to joining the Company, he was most recently a Senior Financial Analyst, Acquisitions at Ventas, a public healthcare REIT, from January 2013 to September 2014. Prior to Ventas, he was most recently a Senior Portfolio Analyst at Heitman, a private equity REIT, from June 2009 – January 2013 and began his career as an Auditing Associate at PwC in Chicago from 2008 to 2009. Mr. Wichterman is a CPA (inactive) and holds a Bachelor of Business Administration degree and a Master of Accountancy degree from the University of Wisconsin – Madison.
Aby J. Mathew, Ph.D. has been Executive Vice President and Chief Scientific Officer since December 2019. Before his appointment as Executive Vice President and Chief Scientific Officer, Dr. Mathew had served as Chief Technology Officer. Dr. Mathew was part of the founding team of BioLife Solutions, Inc., and has been employed by BioLife since 2000. Dr. Mathew is a co-developer of BioLife’s biopreservation media solutions and co-inventor on issued and pending patents related to methods, devices, and formulations for the preservation of cells, tissues, and organs. He holds a Ph.D. in Biological Sciences from Binghamton University and a B.S. in Microbiology from Cornell University. Dr. Mathew has been researching low temperature biopreservation since 1994, and his studies contributed to the development of BioLife’s current commercial HypoThermosol and CryoStor product platforms and intellectual property foundation. Dr. Mathew is currently active in, or previously a member of, AABB (formerly the American Association of Blood Banks), BEST (the Biomedical Excellence for Safer Transfusion collaborative), the International Society for Cell and Gene Therapy (ISCT), the Alliance for Regenerative Medicine (ARM), Tissue Engineering & Regenerative Medicine International Society (TERMIS), Society for Cryobiology, International Society for Biological and Environmental Repositories (ISBER), American Society for Cell Biology, and the Society for In Vitro Biology. Dr. Mathew is a member of the Board of Directors and Advisory Panel, a board member of the Parent’s Guide to Cord Blood Foundation, a founding member of the Board of Directors of the Cord Blood Association, a member of the Business Advisory Board of RoosterBio Inc., and was a member of the Board of Directors of PanTHERA CryoSolutions, Inc. from November 2020 to April 2025. Dr. Mathew has obtained the UCLA Corporate Governance Program Certification.
Todd Berard has been Chief Commercial Officer since December 2019. Before his appointment as Chief Commercial Officer, Mr. Berard had served as Vice President of Marketing since February 2015 and Senior Director of Marketing since July 2014. Previous to BioLife, Mr. Berard served as Director of Marketing at Verathon Medical; a division of Roper Inc., from September 2010 until July 2014, overseeing the global marketing, product development, and product launch strategies for a portfolio of six medical device brands. He also managed all strategic partnerships for product development and helped guide the organization through several key product launches and the corporate acquisition. At Verathon, Mr. Berard oversaw a creative and product management team of 12. Responsibilities included all global marketing initiatives and campaigns, strategy, product portfolio management, and strategic planning. He has over twenty years of experience in life sciences, health care, medical devices, and technology; working for both global leaders and small technology startups, including the University of Washington School of Medicine, DuPont, and Medtronic. He has a Bachelor of Science Degree in Biochemistry from the University of Vermont and an MBA from the University of Washington Foster School of Business.
Karen Foster has been Chief Quality Officer since December 2019 and became Chief Quality and Operations Officer as of January 2024. Before her appointment as Chief Quality Officer, Ms. Foster had served as Vice President, Operations since April 2016. From 2003 to early 2016, Ms. Foster was Vice President of Laboratory Operations and Site Leader at ViaCord, LLC, a family cord blood bank, and subsidiary of PerkinElmer Inc. Over a 25-year career, Ms. Foster has managed manufacturing and quality operations in several capacities for companies including ViaCord, Pfizer, Inc. (formerly Pharmacia Corporation) and Amersham Pharmacia Biotech, Inc. (formerly Phamacia Biotech, Inc.). She holds an MBA from the University of Wisconsin-Milwaukee (specialization in Operations Management), an M.S. in Zoology from University of Wisconsin-Milwaukee (specialization in Microbiology) and a B.S. in Biological Sciences from Michigan Technological University.
Sean Werner has been Chief Technology Officer since November 2024. Prior to his appointment as Chief Technology Officer, Mr. Werner served as Senior Technology Officer, Life Sciences from September 2021 through November 2024. From October 2019 through September 2021, Mr. Werner was President of Sexton Biotechnologies, Inc, until its acquisition by the Company. Mr. Werner additionally served as Director of Regulatory Affairs of Cook Regentec LLC, a subsidiary of Cook Medical, Inc. (“Cook Medical”), from January 2015 through September of 2021. He also held the position of Director of Regulatory Science, Cell Therapies while at Cook Medical from October 2013 through October 2019. Mr. Werner has a combined 23 years of experience in various roles in the scientific, global regulatory, and general management functions supporting medical devices, autologous cell therapy, and single use disposable development programs. He has guided regenerative medicine research programs, pre-clinical and clinical testing and submission strategies leading to global commercialization of medical devices and bioprocessing tools. Mr. Werner holds a BS in Biology from Indiana University, a PhD in Biology from Purdue University, and held post-doctoral positions at the Indiana University School of Medicine and Eli Lilly and Company.
Sarah Aebersold has been Chief Human Resources Officer since January 2023. Previously, Ms. Aebersold was Vice President, Global Human Resources since January 2021 and served as the Senior Director, Global Human Resources & Administration since February 2020. In that role, Ms. Aebersold oversaw human resources programs in the areas of employee relations, talent acquisition, benefits, compensation, coaching, training and development, policy, and data management. Prior to joining the Company, Ms. Aebersold served in a variety of human resources roles with companies including MCG Health, a healthcare solutions provider (2016-2020, most recently as Head of Human Resources and Administration), Spacelabs Healthcare, a manufacturer of medical equipment (2014-2016, 2012-2013, most recently as Senior Manager, Human Resources), T-Mobile, a mobile communication company, (2013-2013, most recently as Human Resource Manager), Seattle Children’s Hospital, a children’s hospital (2009-2012, most recently as Manager, Human Resources Consulting), and ZymoGenetics, Inc., a biotechnology/pharmaceutical company (2004-2009, most recently as Human Resources Manager).
Cathy Coste has served as a director and Chair of our Audit Committee since March 2025. Ms. Coste has served as a director and Audit Committee Chair of Renalytix plc (LSE: RENX.L and OTCQB: RNLXY) since June 2023. She has also served as a director and Audit Committee Chairman of Biomerica, Inc. (NASDAQ: BMRA) from August 2020 to June 2025 and Minerva Surgical, Inc. (which recently went private in 2024) from February 2021 to May 2025. After 32 years with Deloitte & Touche LLP (“Deloitte”), Ms. Coste retired from Deloitte in September 2020, where she was a senior partner and life sciences industry executive leader. During her time with Deloitte, she lead global finance, internal audit and operations teams while participating in more than 200 audit committee meetings. Previously she worked at Mervyn’s, Inc. from April 1991 to February 1999, where she held positions of increased responsibility in accounting, financial planning and analysis, and store operations. She holds a B.A. in Business Administration - Accounting from California State University, Hayward, and completed Harvard Business School's Corporate Director's Certificate Program. She is a licensed Certified Public Accountant in California. The Board has determined that Ms. Coste is qualified to serve as a director because of her expertise in financial services, audits, risk and controls, and compliance, and her decades of experience in the life sciences industry.
Amy DuRoss has served as Lead Independent Director of our Board of Directors since August 2023 and member of our Governance and Nominating Committee and as Chair of our Compensation Committee since April 2021. Since May 2025, Ms. DuRoss has served at Mayo Clinic as a MayoVenture Partner, where she leads enterprise-wide efforts in venture creation, strategic capital markets, institutional spinouts, and the commercialization of transformative science and care delivery models. She works across the Mayo ecosystem to build and scale the next generation of healthcare companies - from advanced cell and gene-based therapeutics and diagnostics to enabling platforms and digital health. Ms. DuRoss previously served as Chief Executive Officer of Vineti, Inc., a healthcare technology company, from the time that she co-founded Vineti in April 2016 through March 2022. Ms. DuRoss led Vineti and its software as a service platform to the forefront of innovation supporting cell and gene therapy manufacturing, delivery and patient follow up. Before co-founding Vineti, Ms. DuRoss focused on healthcare new business creation for GE Ventures, a venture capital subsidiary of General Electric (NYSE: GE), serving as a Managing Director from May 2013 to May 2017. Prior to GE, Ms. DuRoss was Chief Business Officer at Navigenics, Inc., a genomics company sold to Life Technologies Corporation in 2012. Ms. DuRoss was Co-founder and Executive Director of Proposition 71, California's stem cell research initiative passed in 2004, as well as Chief of Staff at the resulting state grant oversight agency. Ms. DuRoss was named a 2016 Health Innovator Fellow by the Aspen Institute. Ms. DuRoss also serves as a member of the Board of Directors for the ARM Foundation for Cell and Gene Medicine. Ms. DuRoss holds an MBA, Masters degree in English, and Bachelors of Arts degree in English from Stanford University. The Board has determined that Ms. DuRoss is qualified to serve as a director because of her experience founding and growing a successful business in the cell and gene therapy space.
Rachel Ellingson has served as a director and member of our Compensation Committee and Audit Committee since April 2021. Since March 2025, Ms. Ellingson has served as Chief Strategy and Corporate Development Officer at Solventum (NYSE: SOLV), a diversifie

d medical device company. As a member of the executive leadership team at SOLV, Ms. Ellingson is responsible for global oversight of strategy, business development, integration, and divestitures. Prior to her appointment at SOLV, Ms. Ellingson served as Chief Administrative Officer and Chief Strategy Officer at Zimmer Biomet Holdings, Inc. (NYSE: ZBH), a medical device company focused in orthopedics from April 2018 to March 2025. Ms. Ellingson also served as Vice President, Corporate Strategy and as a member of the executive leadership team at St. Jude Medical, Inc., a medical device company focused on cardiovascular and neuromodulation therapies, from 2011 to 2017. Before joining St. Jude Medical, Ms. Ellingson served as Vice President, Business Development and Investor Relations at AGA Medical Corporation, a developer and manufacturer of cardiovascular medical devices. Ms. Ellingson was an investment banker prior to her appointment at AGA Medical, serving as a Managing Director in the Healthcare Investment Banking sector of Bank of America Corporation (NYSE: BAC) and prior to that, was with Cowen & Company (NASDAQ: COWN). Ms. Ellingson holds an MBA in Finance from the University of Connecticut and a Bachelor of Arts degree from the University of Rhode Island. The Board has determined that Ms. Ellingson is qualified to serve as a director because of her experience with strategic leadership and investment banking.
Joydeep Goswami has served as a director, as a member of our Audit Committee and as Chair of our Governance and Nominating Committee since October 2021. Dr. Goswami served as Chair of our Audit Committee from August 2024 to March 2025. Dr. Goswami currently serves as President and Chief Executive Officer of LGC Group, an international life sciences measurement and tools company. Prior to his appointment as CEO of LGC Group in January 2025, Dr. Goswami served as an Advisor to Illumina, Inc. (“Illumina”), a life sciences tools and diagnostics company, between April 2024 to December 2024. From February 2023 and April 2024, Dr. Goswami also served as Chief Financial Officer and Chief Strategy and Corporate Development Officer at Illumina. During his service on the executive leadership team at Illumina, Dr. Goswami was responsible for driving planning, strategic partnerships, and acquisitions. Prior to Illumina, Dr. Goswami served from July 2016 through August 2019 as the President of the Clinical Next-Generation Sequencing (NGS) and Oncology business unit of Thermo Fisher Scientific Inc. (“Thermo Fisher Scientific”), where he oversaw efforts that drove the adoption of NGS in clinical oncology, research and reproductive health. Dr. Goswami has held senior leadership roles across the pharma/biotech, diagnostics and research tool continuum, previously serving at companies such as Life Technologies Corp. (“Life Technologies”) from July 2008 through August 2013 and Invitrogen Corp. (“Invitrogen”) from December 2003 through July 2008, in addition to other roles at Thermo Fisher Scientificfrom September 2013 through July 2016. He has led teams across various functions, including sales, marketing, R&D and other support functions. Dr. Goswami served as President, Asia Pacific and Japan while at Thermo Fisher Scientific and created the Stem Cells and Regenerative Medicine Business Unit at Invitrogen. Additionally, he spent five years at McKinsey, where he specialized in strategy for pharmaceutical, medical technology and technology companies. Dr. Goswami holds his MS, PhD in Chemical Engineering, and MBA from MIT and a Bachelor's degree in Chemical Engineering from the Indian Institute of Technology. The Board has determined that Dr. Goswami is qualified to serve as a director because of his experience with strategic and financial leadership and international operations experience.
Tony J. Hunt has served as a director and member of our Audit Committee since January 2025, and a member of our Compensation Committee since March 2025. Mr. Hunt has served as Executive Chairman of Repligen Corporation, or Repligen (NASDAQ: RGEN), since September 2024. Prior to being named Executive Chairman of Repligen, Mr. Hunt served as Chief Executive Officer and as a member of the board of directors of Repligen since May 2015, having joined Repligen in May 2014 as Chief Operating Officer. Prior to Repligen, Mr. Hunt was President of Bioproduction at Life Technologies Corporation, or Life Technologies, a global life sciences company which was acquired by Thermo Fisher Scientific in 2014. He joined Life Technologies in 2008, serving as General Manager of Bioproduction Chromatography and Pharma Analytics before being named President of Bioproduction in 2011. From 2000 to 2008, Mr. Hunt was with Applied Biosystems as Senior Director of Pharma Programs where he launched the Pharma Analytics business that in 2008 became a part of the Bioproduction platform at Life Technologies. Mr. Hunt also serves on the board of directors of one publicly traded company, 908 Devices Inc. (NASDAQ: MASS). Mr. Hunt received a B.S. in Microbiology and an M.S. in Biotechnology from University College in Galway, Ireland, and a M.B.A. from Boston University School of Management. The Board has determined that Mr. Hunt is qualified to serve as a director because of his deep understanding of the bioprocessing market and prior experience as a public company director.
Tim Moore has served as a director and member of our Compensation and Governance and Nominating Committees since September 2022. He has more than three decades of leadership experience in biopharmaceutical manufacturing and operations. Mr. Moore served as Executive Vice President, Chief Technical Operations at Allogene Therapeutics, Inc. through February 2025, an allogeneic company for CAR-T cell therapy. Mr. Moore also served as COO of Instil Bio through December 2022, a TIL cell therapy company focused on solid tumors. Mr. Moore also served as the President and COO at PACT Pharma from October 2019 through September 2022. Prior to joining PACT, he served as Executive Vice President, Technical Operations at Kite, a Gilead Company, since March of 2016. During this time Mr. Moore was responsible for overseeing the process development, manufacturing, quality and supply chain for the launch of Yescarta®, one of the first CAR T therapies to be developed, manufactured and commercialized, as well as advancement of the Kite pipeline. In addition, Mr. Moore globally expanded biopharmaceutical operations to serve and support the US, EU, as well as key partners in Asia. Prior to Kite, Mr. Moore served as the Senior Vice President, Head of Global Technical Operations – Biologics of Genentech, Inc. and as a member of the Genentech Executive Committee since 2010. In this role, Mr. Moore oversaw global leadership for more than 7,500 professionals across 10 internal sites and over 37 contract manufacturing organizations, as well as global manufacturing and end-to-end quality supply performance of more than 20 biological product families. Prior to that, Mr. Moore was Genentech’s Senior Vice President, Global Supply Chain and Global Engineering from 2007 to 2010. Previously, Mr. Moore served as Vice President, Operations at ZLB Behring (formerly Aventis Behring). He is currently a member of ISPE, PDA and has been a part of the Executive Committee of BioPhorum and serves as a Board member for Cerus. Mr. Moore received a B.S. in Chemical Engineering from Tulsa University and a M.S. in Engineering Management from Northwestern University. The Board has determined that Mr. Moore is qualified to serve as a director because of his extensive experience with leading and executing large scale manufacturing operations in the biopharmaceutical industry.

Each of the directors named above has been nominated by our Board for election to the Board at the Annual Meeting, as described below.
BOARD OF DIRECTORS
Overview
Our Bylaws provide that the size of our Board is to be determined from time to time by resolution of the Board but shall consist of at least three members. Our Board presently consists of seven members. Our Board has determined that six of our directors – Messrs. Goswami, Hunt, and Moore, and Mss. Coste, DuRoss, and Ellingson – are independent under the applicable Nasdaq listing rules of the Nasdaq Stock Market LLC (the "Nasdaq"), after taking into consideration, among other things, those transactions described under “Certain Transactions.” Mr. de Greef serves as Chairman of the Board and is Chief Executive Officer and Amy DuRoss serves as Lead Independent Director of the Board.
At each annual meeting of stockholders, members of our Board are elected to serve until the next annual meeting and until their successors are duly elected and qualified. If the nominees named in this proxy statement are elected, the Board will consist of seven persons.
Role of the Board in Risk Oversight
One of the key functions of the Board is overseeing our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole in addition to the Board’s standing committees that address risks inherent in their respective areas of oversight. In particular, the Board is responsible for monitoring and assessing strategic risk exposure. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including the Company’s risk management processes and guidelines. Our Audit Committee, Compensation Committee, and Governance and Nominating Committee support the Board in discharging its oversight duties and address risks inherent in their respective areas, as discussed in further detail below. We believe this division of responsibilities is an effective approach for addressing the risks we face and that the Board leadership structure supports this approach. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the Board is regularly informed through committee reports about such risks.
Committees of the Board of Directors
The Board has established an Audit Committee, a Compensation Committee, and a Governance and Nominating Committee. Each committee operates pursuant to a written charter that may be viewed on our website at http://investors.biolifesolutions.com/corporate-governance. The inclusion of our web site address in this proxy statement does not include or incorporate by reference the information on our web site into this proxy statement.
The following table sets forth the current composition of our Board and the three standing committees of our Board:

Name	Board	Audit	Compensation	Governance and Nominating
Mr. de Greef	Chair
Ms. Coste	X	Chair
Ms. DuRoss	X		Chair	X
Ms. Ellingson	X	X	X
Mr. Goswami	X	X		Chair
Mr. Hunt	X	X	X
Mr. Moore	X		X	X
Audit Committee. Our Audit Committee’s role includes the oversight of our financial, accounting and reporting processes; our system of internal accounting and financial controls; and our compliance with related legal, regulatory, and ethical requirements. The Audit Committee oversees the appointment, compensation, engagement, retention, termination and services of our independent registered public accounting firm, including conducting a review of its independence; reviewing and approving the planned scope of our annual audit; overseeing our independent registered public accounting firm’s audit work; reviewing and pre-approving any audit and non-audit services that may be performed by our independent registered public accounting firm; reviewing with management and our independent registered public accounting firm the adequacy of our internal financial and disclosure controls; reviewing our critical accounting policies and the application of accounting principles; and monitoring the rotation of partners of our independent registered public accounting firm on our audit engagement team as required by regulation.
In addition, the Audit Committee’s role includes meeting to review our annual audited financial statements and quarterly financial statements with management and our independent registered public accounting firm. The Audit Committee has the authority to obtain independent advice and assistance from internal or external legal, accounting and other advisors, at the Company’s expense.
The Board has determined that all members of our Audit Committee meet the independence and financial literacy standards of Nasdaq and applicable SEC rules. The Board has determined that Ms. Coste is an “audit committee financial expert” as defined by the rules of the SEC.
Please see the section entitled Report of the Audit Committee of the Board of Directors for further matters related to the Audit Committee.
Compensation Committee. The purpose of the Compensation Committee is to assist the Board in the discharge of its fiduciary responsibilities relating to the compensation of executive officers and other members of senior management, the organizational structure, the succession, retention and training policies and programs and the review and oversight of the Company’s compensation, benefit, retirement, health and welfare programs. Our Compensation Committee is responsible for reviewing the recommendations of our Chief Executive Officer and Chief Financial Officer, making recommendations to the Board regarding the compensation of our executive officers, and ensuring that the total compensation paid to the executive officers is reasonable and competitive and does not promote excessive risk taking. In making its recommendation to the Board, the Compensation Committee considers the results of the most recent stockholder advisory vote on executive compensation. The Chief Executive Officer may not be present during voting or deliberation on his compensation. The Compensation Committee is also responsible for reviewing and making recommendations to the Board regarding director and committee member compensation. In addition, the Compensation Committee approves and has oversight over our bonus plans for executive officers and/or stock-based compensation plans and oversight of our overall compensation plans and benefit programs, including approval and oversight of grants.
In discharge of its duties related to administration of executive bonus plans, the Compensation Committee may, subject to the terms of each plan, delegate authority to management for the day-to-day non-material administration of such plans. Further, the Compensation Committee may, subject to the terms of each plan, delegate authority to management to make grants to non-executive officers under stock-based compensation plans.
The Compensation Committee has the authority to obtain independent advice and assistance from internal or external legal, accounting and other advisors, at the Company’s expense. The Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Committee, other than in-house legal counsel, only after taking into consideration the six factors outlined in Rule 10C-1 of the Exchange Act. In considering and determining compensation levels, the Compensation Committee reviews independent and externally generated compensation data, in accordance with Rule 10C-1 of the Exchange Act.
The members of the Compensation Committee are independent directors under the applicable Nasdaq listing rules.
Governance and Nominating Committee. Our Governance and Nominating Committee’s primary purpose is to evaluate candidates for membership on our Board and make recommendations to our Board regarding candidates; make recommendations with respect to the composition of our Board and its committees; provide guidance to our human resources, legal, and finance departments relating to director orientation programs; recommend corporate governance principles applicable to the Company; manage periodic review, discussion and evaluation of the performance of our Board, its committees and its members and oversee and monitor compliance with our Code of Business Conduct and Ethics. The Governance and Nominating Committee has the authority to obtain independent advice and assistance from internal or external legal, accounting, and other advisors, at the Company’s expense
All members of our Governance and Nominating Committee are independent directors under the applicable Nasdaq listing rules.

The Governance and Nominating Committee will consider candidates recommended by stockholders. To recommend a prospective director candidate for the Governance and Nominating Committee’s consideration, stockholders may submit the candidate’s name, qualifications, including whether the candidate satisfies the requirements set forth in the Governance and Nominating Committee’s charter, and other relevant information required by our Bylaws, in writing to the Governance and Nominating Committee, c/o BioLife Solutions, Inc., Attention: Corporate Secretary, 3303 Monte Villa Parkway, Suite 310, Bothell, Washington 98021. Our Bylaws require stockholders to give advance notice of stockholder proposals, including nominations of director candidates. For more information, please see “Stockholder Proposals and Director Nominations for the 2026 Annual Meeting” below. Pursuant to the Governance and Nominating Committee Charter, there is no difference in the manner in which a nominee recommended by a stockholder or otherwise is evaluated.
In carrying out its function to nominate candidates for election to our Board, the Governance and Nominating Committee considers the Board’s mix of skills, experience, character, commitment and diversity, with diversity being broadly construed to mean a variety of opinions, perspectives and backgrounds, such as gender, race and ethnicity differences, as well as other differentiating characteristics, all in the context of the requirements and needs of our Board at that point in time. In reviewing potential candidates, the Governance and Nominating Committee will also consider all relationships between any proposed nominee and any of our stockholders, competitors, customers, suppliers or other persons with a relationship to the Company. The Governance and Nominating Committee believes that each candidate should be an individual who has demonstrated exceptional ability and judgment, who are willing and able to make a sufficient time commitment to the Company, and who shall be most effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of the stockholders.
The Governance and Nominating Committee’s methods for identifying candidates for election to our Board include the solicitation of ideas for possible candidates from a number of sources, including from members of our Board, our executive officers, individuals who our executive officers or Board members believe would be aware of candidates who would add value to our Board and through other research. The Governance and Nominating Committee may, from time to time, retain, for a fee, one or more third-party search firms to identify suitable candidates. The Governance and Nominating Committee will consider all candidates identified through the processes described above, and will evaluate each candidate, including incumbents, based on the same criteria
The Governance and Nominating Committee does not have a formal policy with respect to diversity; however, the Board and the Governance and Nominating Committee believe that it is essential that the Board members represent diverse viewpoints.
Number of Meetings
The Board held a total of 14 meetings during 2024. Our Audit Committee held five meetings in 2024, our Compensation Committee held two meetings in 2024 and our Governance and Nominating Committee held two meetings during 2024. Each incumbent director attended at least 75% of the total number of Board and committee meetings they were responsible for attending.
Board Member Attendance at Annual Stockholder Meetings
Although we do not have a formal policy regarding director attendance at annual stockholder meetings, directors are encouraged to attend these annual meetings. During the 2024 Annual Meeting of Stockholders on August 1, 2024, Amy DuRoss and Roderick de Greef were the only directors in attendance.
Codes of Business Conduct and Ethics
We believe in sound corporate governance practices and have always encouraged our employees, including officers and directors to conduct business in an honest and ethical manner. Additionally, it has always been our policy to comply with all applicable laws and provide accurate and timely disclosure.
Accordingly, the Board has adopted a Code of Business Conduct and Ethics for all employees. The Board has adopted an additional corporate code of ethics for our Chief Executive Officer, Chief Financial Officer, and other senior financial officers, which is intended to be a “code of ethics” as defined by applicable SEC rules. The Code of Business Conduct and Ethics is publicly available on our website at http://investors.biolifesolutions.com/corporate-governance. The Code of Business Conduct and Ethics is designed to deter wrongdoing and promote honest and ethical conduct and compliance with applicable laws and regulations. These codes also incorporate what we expect from our executives so as to enable us to provide accurate and timely disclosure in our filings with the SEC and other public communications. Any amendment made to, or waiver from, any provision of these codes that applies to our Chief Executive Officer, Chief Financial Officer, and other senior financial officers or that relates to the elements of Item 406(b) of Regulation S-K will be available on our website promptly following the date of such amendment of waiver.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC reports of beneficial ownership and reports of changes in beneficial ownership in the Company’s securities. Based solely upon a review of Forms 3, 4 and 5, and amendments thereto, filed electronically with the SEC during the year ended December 31, 2024, the Company believes that all Section 16(a) filings applicable to its directors, officers, and 10% stockholders were filed on a timely basis during the year ended December 31, 2024, except those listed below:
•March 13, 2024: Section 16(a) filing filed late by Amy DuRoss reflecting one late Form 4 reporting three transactions.
•April 18, 2024: Section 16(a) filing filed late by Todd Berard reporting one late Form 4 reflecting one transaction.
•April 23, 2024: Section 16(a) filing filed late by Sarah Aebersold, Todd Berard, Karen Foster, Aby J. Mathew, and Troy Wichterman. Each filed one late Form 4 reporting one transaction, with the exception of Sarah Aebersold, who reported two transactions.
•September 18, 2024: Section 16(a) filings filed late by Sarah Aebersold, Todd Berard, Karen Foster, Aby J. Mathew, and Troy Wichterman. Each filed one late Form 4 reporting three transactions, with the exception of Sarah Aebersold, who reported four transactions.
•December 19, 2024: Section 16(a) filing filed late by Aby J. Mathew reflecting one late Form 4 reporting two transactions.
Insider Trading Policy
We have adopted a formal insider trading policy that governs the purchase, sale, and/or disposition of our securities, as well as the securities of other companies with whom we have a business relationship, by directors, officers, employees, and consultants that are reasonably designed to promote compliance with insider trading laws, rules and regulations, and any applicable listing standards. A copy of our insider trading policy was filed as Exhibit 19.1 to our 2024 Annual Report. This policy has been designed to prevent insider trading or even allegations of insider trading.
Stockholder Communications with Directors
Stockholders wishing to communicate with the Board or with a particular member or committee of the Board should address communications to the Board, or to such individual member or committee as follows: c/o BioLife Solutions, Inc., Attention: Corporate Secretary, 3303 Monte Villa Parkway, Suite 310, Bothell, Washington 98021. All communications will be relayed to that addressee. From time to time, the Board may change the process through which stockholders communicate with the Board or its members or committees. There were no changes in this process in 2024 or as of the date hereof. Please refer to our website at www.biolifesolutions.com for any future changes in this process. The Board or the particular director or committee of the Board to which a communication is addressed will, if it deems appropriate, promptly refer the matter either to management or to the full Board depending on the nature of the communication.
EXECUTIVE AND DIRECTOR COMPENSATION
Compensation Committee report
Our Compensation Committee, which is comprised solely of independent directors within the meaning of applicable listing rules of Nasdaq and non-employee directors within the meaning of Rule 16b-3 under the Exchange Act, is responsible for developing executive compensation policies and advising the Board with respect to such policies and administering the Company’s cash and equity incentive plans. Subject to Board approval, the Compensation Committee sets performance goals and objectives for the CEO and the other executive officers, evaluates their performance with respect to those goals and sets their compensation based upon the evaluation of their performance. In evaluating executive officer pay, the Compensation Committee may retain the services of a compensation consultant and consider recommendations from the CEO with respect to goals and compensation of the other executive officers. The Compensation Committee assesses the information it receives in accordance with its business judgment. The Compensation Committee also periodically reviews non-employee director compensation. All decisions with respect to executive compensation are generally recommended by the Compensation Committee to the full Board for approval and all decisions with respect to director compensation are recommended by the Compensation Committee to the full Board for approval.
Our Compensation Committee has reviewed and discussed the compensation discussion and analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the compensation discussion and analysis be included in this document.
Respectfully submitted by the Compensation Committee:
Amy DuRoss, Chairperson
Rachel Ellingson
Tony Hunt
Timothy Moore
Compensation discussion and analysis
Our compensation discussion and analysis (“CD&A”) describes our executive-compensation philosophy and program as reported in the executive compensation tables that follow, which provide information relating primarily to compensation decisions for the following 2024 named executive officers (“NEOs”) of the Company:

Name	Position with the Company
Roderick de Greef	Chief Executive Officer and Chairman of the Board
Troy Wichterman	Chief Financial Officer
Aby J. Mathew	Chief Scientific Officer and Executive Vice President
Todd Berard	Chief Commercial Officer
Garrie Richardson(1)	Former Chief Revenue Officer
Karen Foster	Chief Quality and Operations Officer
(1)As of November 12, 2024, Garrie Richardson was involuntarily terminated from his position as Chief Revenue Officer in connection with the divestiture of SciSafe, Inc. ("SciSafe"). Mr. Richardson is included as an NEO pursuant to Regulation S-K.
2024 year in review
For the fiscal year ended December 31, 2024, we were able to successfully transition to a more streamlined, focused bioproduction products and services company servicing the cell and gene therapy market. We were able to accomplish three successful divestitures consisting of Global Cooling, Inc. ("Global Cooling") and Arctic Solutions, Inc. (doing business as Custom Biogenic Systems)("CBS") and our storage business, SciSafe. This not only provided us with a significant influx of cash as of the year ended December 31, 2024, but also allows the Company to prioritize greater efficiencies in its proprietary cell processing products and services, deepen our relationships with existing biopreservation media customers, emphasize cross-selling of other cell processing products and services, and continue to optimize our long-term value to our customers and stockholders. Among our accomplishments in the year ended December 31, 2024 were the following:
Revenue and other financial metric performance*
•Revenue increased to $82.3 million, an overall gain of 8% year -over-year, compared to revenue of $75.9 million in 2023
•Sequential increase in cell processing revenue for each quarter of the year ended December 31, 2024
•Positive adjusted EBITDA of $15.6 million, or 19% as a percentage of revenue (adjusted EBITDA is financial measure not calculated in accordance with generally accepted accounting principles in the U.S. ("GAAP"); please see the Non-GAAP financial measure reconciliation table section below for a reconciliation of adjusted EBITDA to its most directly comparable GAAP financial measure)
Business highlights

•Divestitures of Global Cooling (April 2024), CBS (November 2024), and SciSafe (November 2024) providing approximately $74.7 million in cash during the year ended December 31, 2024
•Release of CellSeal CryoCase™ product

*The financial results presented here are on a continuing operations basis, meaning they give effect to our adjusted operating results following the divestitures of Global Cooling, CBS, and SciSafe during the year ended December 31, 2024.
In summary, we met our objectives set forth in the prior year to streamline our business to return the greatest value to our customers and stockholders. We are keenly focused on continuing this progress and strengthening our current product portfolio and market exposure for the best interest of the Company and our stockholders.
Compensation philosophy
The Company’s compensation philosophy is to provide compensation that will attract and retain high-performing talent in our industry, motivate the Company’s executive officers to create long-term, enhanced stockholder value and provide a fair reward for executive effort, and stimulate professional and personal growth. The Company believes that the compensation of its executive officers should align the executive officers’ interests with those of the stockholders and focus executive officer behavior to achieve both near-term corporate goals and long-term business and strategies.
It is the responsibility of our Compensation Committee to administer the Company’s compensation programs to ensure that they are competitive with other bioprocessing, life sciences, and biotechnology companies, and to include incentives that are designed to appropriately drive the Company’s continued development to create stockholder value. The Compensation Committee reviews and approves (and, where required, recommends to the Board for approval) all components of the Company’s executive officer compensation, including base salaries, annual cash incentive compensation, and equity incentive compensation.
Compensation objectives
The Company’s compensation programs for its executive officers are designed to provide the following:
•Salaries and total compensation that are competitive with other bioprocessing, life sciences, and biotechnology companies with which the Company competes for talent, determined by comparing the Company’s pay practices with these companies. The Compensation Committee’s objective is to align executive total annual compensation, including salary, cash bonus and long-term equity, near the 50th percentile of the Company’s peer group, although peer group benchmarking is only one of several factors the Compensation Committee considers.
•Equity incentive compensation, including market-based equity awards, to ensure that its executive officers are motivated over the long-term to respond to the Company’s business challenges and opportunities as owners and not just as employees, thereby aligning the executive officers’ interests with those of stockholders.
•Annual cash incentive compensation that motivates the executive officers to lead and manage the business to meet the Company’s near-and long-term objectives.
The following features of our compensation programs are designed to protect and promote the interests of our stockholders while aligning executive compensation with performance. Below we summarize practices we follow to incentivize performance and retain leadership, and practices we do not follow because we do not believe they serve the long-term interests of our stockholders:

We Do	We Don’t
Pay for Performance: We emphasize market-based compensation that aligns the interests of our stockholders and executive officers through the use of both near-term cash incentive compensation and long-term equity awards subject to both time and market-based vesting.
Hedge or Pledge: We do not allow executive officers to engage in hedging or pledging of our securities.
Benchmark: We maintain an industry-specific peer group for annual benchmarking of executive compensation. This benchmarking is a key factor among those used to determine appropriate compensation for our NEOs.
Re-Pricing: We do not allow re-pricing of underwater stock options without stockholder approval.
Benefits: We offer market-competitive benefits for executives that are consistent with the benefits we offer all our employees.	Gross up Payments: We do not provide excise tax gross-up payments for our executive officers.
Consult: We consistently engage an independent compensation consultant to advise on compensation levels and practices.	Guaranteed Bonuses: We do not provide guaranteed bonuses to our executive officers.
Risk Assessment: We perform an annual compensation risk assessment.
Severance upon Involuntary Termination: We provide each NEO severance benefits that are triggered only upon an involuntary termination of employment, including resignation for good reason
Board and Compensation Committee consideration of stockholder advisory votes on compensation
In evaluating our executive compensation programs for the fiscal year ended December 31, 2024, the Compensation Committee considered the stockholder advisory vote on our executive compensation (the “say-on-pay vote”) for the fiscal year ended December 31, 2023, which was approved by 82.4% of the votes cast.
The Compensation Committee determined that the structure of our executive compensation policies continues to be appropriately aligned to the achievement of Company goals and objectives and the best interests of stockholders. We believe that compensation program enhancements of the past several years, as well as our commitment to improved transparency in our CD&A disclosure, have resulted in a compensation program that best serves our Company, our executives, and our stockholders. The Compensation Committee values and continues to consider stockholder input and feedback, including the results of say-on-pay votes, on our compensation program structure.
Compensation evaluation process
The Company’s executive officer compensation consists of three primary components: base salary, annual cash incentive compensation, and equity incentive compensation. Each of these components is intended to complement the others, and taken together, to satisfy the Company’s compensation objectives. The Compensation Committee considers a number of factors in setting compensation for its executive officers, including Company performance, the executive’s functional performance, experience and responsibilities, and the compensation of executive officers in similar positions in our peer group of companies.
Role of management
The Compensation Committee consults with our CEO and management when making compensation decisions to gather information on corporate and individual performance, the perspective of management, and their recommendations on compensation matters. The Compensation Committee uses these recommendations as one of several factors in making compensation decisions, and those decisions do not necessarily follow management’s recommendations. While the CEO may make recommendations to the Compensation Committee regarding the pay of other executive officers, he is not present during deliberations related to his own compensation.
Role of compensation consultant
In establishing compensation levels for each executive officer, the Compensation Committee has the authority to engage the services of outside experts. For analysis of the fiscal year ended December 31, 2024 executive compensation structure, the Compensation Committee retained Frederic W. Cook & Co, Inc. ("FW Cook"), an independent compensation consulting firm, to assist management in assessing and reporting to the Compensation Committee the competitiveness and effectiveness of the Company’s executive compensation programs. In addition, our finance and human resources departments support management in their work and act in accordance with the direction given to them to administer our compensation programs.
The Compensation Committee has assessed any potential conflicts of interest raised by the work of FW Cook, our compensation consultant, pursuant to applicable SEC rules and Nasdaq listing rules and has determined that no such conflict of interest exists.
In January 2024 the Compensation Committee held meetings with management to review the reports prepared by FW Cook to:
•Review our compensation objectives
•Review the actual compensation of our executive officers for consistency with our objectives
•Analyze trends in executive compensation
•Assess our variable cash compensation structure, as well as incentive plan components and mechanics, to ensure an appropriate correlation between pay and performance with resulting compensation opportunities that balance returns to the Company and its stockholders
•Assess our equity-based awards programs against our objectives of executive incentive, retention, and alignment with stockholders interests
•Review our peer group and consider appropriate changes related to the realignment of our business
•Benchmark our executive cash compensation and equity-based awards programs, and assess our pay versus performance against our peer group
•Review recommendations for fiscal year 2024 compensation for appropriateness relative to our compensation objectives
Use of peer group to benchmark compensation
In January 2024, FW Cook provided the Compensation Committee with an analysis of base salary, target bonus, target total cash, long-term incentive value and design, and target total compensation for executives, and cash and equity compensation for non-employee directors, of comparable companies in the bioprocessing, life sciences, and biotechnology industries. In performing this analysis, FW Cook used a peer group of 20 bioprocessing, life sciences, and biotechnology companies, which was reviewed and approved by management. As necessary, FW Cook, in conjunction with management, reevaluates our peer group in light of developments in the market and our industry. As a result of this review, the Compensation Committee determined to add three companies to the peer group and to remove three companies from the peer group compared to the prior report. The companies included in the peer group had revenues of approximately ranging from 50% to 900% of our revenue for the most recent year ended, which was December 31, 2023.

The peer group used in the report presented for consideration of 2024 compensation decisions and approved by the Compensation Committee consisted of the following companies:

ANGO	AngioDynamics	CDXS	Codexis	NVRO	NEVRO Corporation
AORT	Artivion	CYRX	Cryoport	MCRB	Seres Therapeutics
ATRI(1)	Atrion Corporation	GKOS	Glaukos	SILK(3)	Silk Road Medical, Inc.
CDMO	Avid Bioservices	IRTC	iRhythm	STAA	STAAR Surgical Company
AXGN	Axogen Corporation	MXCT	MaxCyte	LAB	Standard BioTools
AZTA	Azenta	MLAB	Mesa Laboratories, Inc.	VCYT	Veracyte, Inc.
CERS	Cerus Corporation	NSTG(2)	Nanostring Technologies, Inc.
(1)Atrion Corporation was acquired by Nordson Corporation (Nasdaq: NDSN) as of August 2024.
(2)Nanostring Technologies, Inc. was acquired by Bruker Technologies (Nasdaq: BRKR) as of April 2024.
(3)Silk Road Medical, Inc. was acquired by Boston Scientific Corporation (Nasdaq: BSX) as of September 2024.
The use of peer group compensation data is one of several factors in determining appropriate compensation parameters for base salary, variable cash compensation, and equity-based, long-term incentives. The Compensation Committee’s executive compensation decisions are made on a case-by-case basis, and specific benchmark results do not, in and of themselves, determine individual target compensation decisions.
While the Compensation Committee generally targets each NEO’s total compensation to be near the 50th percentile of the peer group, it considers a number of additional factors to determine the appropriate level of each NEO’s total compensation and each component of compensation, including Company performance and the relevant executive’s performance, experience, responsibilities and impact. Due to these other factors, the Compensation Committee may set an NEO’s compensation below, at, or above the 50th percentile of the peer group.
Annual review of long-term incentives
The Compensation Committee believes that equity incentives in the form of restricted unit stock awards (sometimes referred to as "restricted stock"), subject to vesting over time or upon achievement of performance or market-based objectives, are effective vehicles to align individual and team performance with the achievement of the Company’s strategic and financial goals over time, retain our NEOs, and align the interests of our NEOs with those of our stockholders.
In March 2024, the Compensation Committee granted to the NEOs (other than Mr. de Greef) service vesting-based restricted stock awards which vest over a four-year period, and market-based restricted stock awards which contain a market condition based on Total Shareholder Return (“TSR”). The TSR market condition measures the Company’s performance against a peer group. The market-based restricted stock awards will vest as to between 0% and 200% of the number of restricted shares granted to each recipient based on our TSR during the period beginning on January 1, 2024 through December 31, 2025 as compared to the TSR of our 20 company peer group disclosed above. The size of these grants is based on target long-term incentive levels for each of the NEOs. Mr. de Greef's stock awards granted in 2024 are described below under Equity Incentive Compensation.
Executive compensation
Base salary
Base salary represents the fixed portion of an executive officer’s compensation and is intended to provide compensation for day-to-day performance. The Compensation Committee believes that a competitive base salary is a necessary element of any compensation program that is designed to attract and retain talented and experienced executives. Each executive officer’s base salary is initially determined upon hire or promotion based on the executive officer’s responsibilities, prior experience, individual compensation history and salary levels of other executives within the Company and similarly situated executives within our peer group. Base salary is typically reviewed annually. The Compensation Committee believes that the base salaries paid to our executive officers during the fiscal year ended December 31, 2024 achieved the Company’s compensation objectives. Base salaries for the NEOs for 2024 and 2023 are as follows:

Name	2024 Base Salary ($) (1)	2023 Base Salary ($) (1)	Base Salary Increase in 2024 vs 2023 (%)
Roderick de Greef(2)	744,450	744,450	—
Aby J. Mathew	435,000	435,000	—
Troy Wichterman	472,000	472,000	—
Todd Berard(3)	370,000	332,000	11
Garrie Richardson(4)	367,500	367,500	—
Karen Foster	430,000	382,000	13
(1) These base salary increases were based on each NEO’s performance, qualifications, experience, responsibilities, and FW Cook’s survey of the publicly disclosed compensation for similar positions at companies in the peer group.
(2) The 2023 base salary presented here is reflecting the annual salary as outlined within the employment agreement of Mr. de Greef. The actual salary earned by Mr. de Greef is presented within the Summary Compensation Table as he had not served in his position for the entirety of 2023.
(3) The 2024 base salary presented here is reflecting the annual salary as outlined within the employment agreement of Mr. Berard. The actual salary earned by Mr. Berard is presented within the Summary Compensation Table as he received a salary increase during the year ended December 31, 2024.
(4) The 2024 base salary presented here is reflecting the annual salary as outlined within the employment agreement of Mr. Richardson. The actual salary earned by Mr. Richardson is presented within the Summary Compensation Table as he had not served in his position for the entirety of 2024.
Annual cash incentive compensation (short-term incentive) plan
In 2024, as in prior years, executives were eligible for bonuses, as approved by the Compensation Committee and the Board, with pre-established goals and weightings, which was designed to reward achievements based upon quantitative and qualitative Company performance (the “Company Objectives”), and to incentivize and reward NEOs for achieving performance goals that drive Company performance, align pay and performance, and support the long-term growth of the Company.
All NEO incentive payouts are calculated based solely on Company Objectives to closely align compensation with the Company’s performance. The Compensation Committee determines each NEO’s annual cash incentive compensation after the end of each fiscal year, which is calculated as a percentage of the executive officer’s target annual cash incentive compensation (“Target Award”). The Compensation Committee establishes each NEOs Target Award at a level that represents a meaningful portion of each NEO's cash compensation. In addition, the Compensation Committee sets thresholds, target, and maximum performance goals, and related payout levels, considering annual cash incentive compensation levels for comparable positions within our peer group and our own historical practices. An NEO could earn between 0% and 118% of the NEOs Target Award for achievement of Corporate Objectives, dependent upon the level of achieved performance.
Annual cash incentive compensation (short-term incentive) plan protocol
The Compensation Committee administers the annual cash incentive compensation plan:
1.At the beginning of the fiscal year, the CEO, with assistance from senior management, proposes annual Company Objectives, measurement criteria and weightings, subject to review and approval by the Compensation Committee.
2.At the beginning of the following fiscal year, the CEO and CFO evaluate performance levels and the achievement of these annual Company Objectives, which are subject to review and approval by the Compensation Committee. Specific bonus award recommendations for all participants are submitted by the CEO to the Compensation Committee for review and approval.
3.The Compensation Committee determines the bonus awards for individual participants based on the Target Awards and the Company’s performance against the Company Objectives.
4.For determinations regarding executive officers, the Compensation Committee generally makes a recommendation to the Board for its approval.

Summary of 2024 performance measure and goals
The Compensation Committee may, at its discretion, elect to adjust bonuses or not to pay bonuses at all. The Compensation Committee did not adjust bonuses for 2024. A Target Award and the weight assigned to Company Objectives are determined based upon competitive market data derived from our peer group. The final incentive payout is determined based on the achievement of Company Objectives defined for each organizational level and position and the Target Award.
Our Company is focused on driving above-industry level growth through internal innovation, acquisitions, and expansion of applications for our products and services. With our focus on revenue growth and positive adjusted EBITDA, we believe that revenue and adjusted EBITDA are relevant metrics to reflect success. Revenue and adjusted EBITDA held the highest weight of Company Objectives, and the remaining weighting was attributed to each of the other Company Objectives as recommended by management and approved by the Compensation Committee. We believe these are objectives that our executive team can directly impact, and that drive stockholder value.
For the 2024 Plan, the Compensation Committee set the following Company Objectives and related payout levels:(1)
•Revenue (30%): For 2024, the revenue target was set at $76 million, which if achieved, would result in a payout of 30% of each NEOs Target Award. If the Company achieved revenues of $81 million or above, a 30% increase of payout would result and each NEOs Target Award would be paid at 39% with respect to the revenue metric. If achieved performance was below $76 million but at or above $71 million, a 30% reduction of payout would result and each NEOs Target Award would be paid at 21% with respect to the revenue metric. If achieved performance was below $71 million, then no payout would be made to the NEOs with respect to the revenue metric. For achievement above $71 million and below $76 million, or above $76 million and below $81 million, the payout would be linearly interpolated.
•Adjusted EBITDA Margin(2) (30%): For 2024, the adjusted EBITDA target was set at 13% of revenues, which if achieved, would result in a payout of 30% of each NEOs Target Award with respect to the adjusted EBITDA metric. If the Company achieved adjusted EBITDA of 16% of revenues, a 30% increase of payout would result and each NEOs Target Award would be paid at 39% with respect to the adjusted EBITDA metric. If achieved performance was below 13% of revenues but at or above 10% of revenues, a 30% reduction of payout would result and each NEOs Target Award would be paid at 21% with respect to the adjusted EBITDA metric. If achieved performance was below 10% of revenues, then no payout would be made to the NEOs with respect to the adjusted EBITDA metric. For achievement above 10% and below 13%, or above 13% and below 16%, the payout would be linearly interpolated.
•Remediation of material weaknesses (20%): In 2024, the objective to remediate material weaknesses, and incur no additional material weaknesses, would result in a payout of 20% of each NEOs Target Award. If all material weaknesses were not remediated or any new material weaknesses were assessed for the 2024 period, the Compensation Committee would assess the progress made by management on remediation efforts to determine payout of this Company Objective.
•Implementation of NetSuite MRP module on Media (20%): In 2024, the objective to implement the NetSuite MRP module on the media product line would result in a payout of 20% of each NEOs Target Award. If the NetSuite MRP module was not successfully implemented on the media product line during the 2024 period, no payout would be made to the NEOs with respect to the implementation of the NetSuite MRP module metric.
(1) The Company Objectives presented here give effect to our operating results subsequent to the divestitures of Global Cooling, CBS, and SciSafe.
(2) Adjusted EBITDA is a non-GAAP financial measure. A reconciliation of this metric is provided below. The Adjusted EBITDA non-GAAP financial measure utilized for the performance measure excludes executive bonuses from GAAP operating expenses to determine the final Adjusted EBITDA margin percentage.
Non-GAAP financial measure reconciliation table
Our Target Awards include the calculation of a non-GAAP financial measure which we believe provides useful information for evaluating business performance. When analyzing the Company's operating results, investors should not consider non-GAAP measures as substitutes for the comparable financial measures prepared in accordance with GAAP.
Adjusted EBITDA reconciliation

Year Ended December 31,
2024
GAAP Net loss from continuing operations	$(11,387)

ADJUSTMENTS:
Interest expense, net	719
Accretion of available-for-sale investments	(476)
Income tax benefit	(38)
Depreciation	2,754
Intangible asset amortization	2,737
EBITDA	$(5,691)

OTHER ADJUSTMENTS:
Share-based compensation (non-cash)	16,514
Acquisition and divestiture costs	1,260
Loss on disposal of assets	129
Change in fair value of investments	4,074
Other income	(979)
Inventory reserve costs	247
ADJUSTED EBITDA	15,554
Adjustment for executive bonus(1)	1,662
ADJUSTED EBITDA excluding executive bonus	$17,216
% of Revenue; excluding executive bonus	21%
(1) Adjusted EBITDA excluded executive bonuses from GAAP operating expenses to determine the final Adjusted EBITDA margin percentage.
Individual annual cash incentive targets
For the fiscal year ended December 31, 2024, the Company established a Target Award for each NEO Company Objectives, which are set forth below:

Name	Target Award as % of Salary for the Fiscal Year Ended December 31, 2024	Portion Tied to Company Objectives (%)
Roderick de Greef	100	100
Aby J. Mathew	45	100
Troy Wichterman	60	100
Todd Berard	50	100
Garrie Richardson	50	100
Karen Foster	45	100

Performance against 2024 company objectives
The following table summarizes the performance of the Company against the Company Objectives for the fiscal year ended December 31, 2024:

Company Objectives for the Fiscal Year Ended December 31, 2024
Revenue target	Revenues of $82 million met maximum payout threshold of $81 million, resulting in a 39% payout.
Adjusted EBITDA target	Adjusted EBITDA margin of 21% of total revenues met maximum payout threshold of 16%, resulting in a 39% payout.
Remediation of all material weaknesses	The Company remediated all material weaknesses from 2023 but incurred one new material weakness in 2024, resulting in a payout of 10%.
Implementation of NetSuite MRP module on Media	The Company did not fully implement the NetSuite MRP module on Media product line, resulting in 0% payout of this objective.
The Compensation Committee reviewed our achievement of the Company Objectives and determined that the Company achieved the Company Objectives at 88% of target levels. The Compensation Committee made this determination in consideration of revenues of $82 million, adjusted EBITDA, less executive bonus, of 21% of revenue, and the remediation of all previous material weaknesses of the Company. However, as the Company incurred one new material weakness during the year ended December 31, 2024, the Compensation Committee determined the NEOs would be awarded for 50% of the payout for the remediation of material weaknesses objective as outlined in the Company Objectives.
Annual bonus incentive payments under the plan
The table below shows the annual bonus incentive payments made to our NEOs under the 2023 Plan for the fiscal year ended December 31, 2024:

Name(1)	Target Award as % of Salary for the Fiscal Year Ended December 31, 2024	2024 Company Objectives Results (%)	2024 Bonus Payout ($)	2024 Overall Payout % of Base Salary
Roderick de Greef	100	88	655,116	88
Aby J. Mathew	45	88	172,260	40
Troy Wichterman	60	88	249,216	53
Todd Berard	50	88	148,004	44
Karen Foster	45	88	170,280	40
(1) Garrie Richardson was not eligible for the payout of the annual bonus incentive due to the nature of his termination as defined within his employment agreement.
Equity incentive compensation
The Compensation Committee believes that equity incentives in the form of service vesting-based restricted stock awards and market-based restricted stock awards are effective instruments for long-term compensation. Equity incentives align individual and team performance with the achievement of the Company’s strategic and financial goals, long-term value creation, and stockholders’ interests. Restricted stock awards are impacted by all stock price changes, so the value to the executive officers is affected by both increases and decreases in stock price from the market price at the date of grant.
For the fiscal year ended December 31, 2024, the Compensation Committee considered a number of factors in determining what, if any, equity incentive compensation to grant to the executive officers, including:
•the performance of the Company during the fiscal year
•the number of shares subject to, and exercise price of, outstanding options held by the executive officers

•the number of restricted stock units held by the executive officers
•the vesting schedule of the unvested equity awards held by the executive officers
•the financial statement impact of any equity award
•the amount and percentage of the total equity on a diluted basis held by the executive officers
•the available shares under the Company’s equity incentive plan
The target split of the long-term equity incentive compensation awards made to our NEOs (other than Mr. de Greef), based upon dollar value, is 50% market-based at target, and 50% service vesting-based restricted stock awards. We granted our NEOs these equity incentive instruments in 2024, 2023 and 2022 and we anticipate that we will continue to include these grants as part of our long-term incentive compensation program going forward for the reasons noted above.
In March 2024, the Compensation Committee granted the following long-term incentive compensation awards to each of the NEOs of the Company. These awards are split based upon dollar value between service vesting-based restricted stock awards (50%) and target market-based restricted stock awards (50%) for all NEOs except the CEO, Mr. de Greef, who received a split based upon the dollar value between target market-based restricted stock awards (50%) and a target performance-based stock award (50%).

Name	Service-vesting based stock awards (#)	Target Market-based Stock Units (#)	Target Performance-based Stock Units (#)
Roderick de Greef	—	109,512	109,512
Aby J. Mathew	25,470	25,470	—
Troy Wichterman	41,715	41,715	—
Todd Berard	14,456	14,456	—
Garrie Richardson(1)	12,516	12,516	—
Karen Foster	20,651	20,651	—
(1) Upon Mr. Richardson's involuntary termination on November 12, 2024, all unvested awards were accelerated per the terms of his employment agreement.
Service vesting-based equity awards granted in 2024 will vest one-quarter of the shares in one year with the remainder vesting quarterly over three years. Market-based restricted stock awards contain a market condition based on TSR. The TSR market condition measures the Company’s performance against a peer group. The market-based restricted stock awards will vest as to between 0% and 200% of the number of restricted shares granted to each recipient based on our total shareholder return during the period beginning on January 1, 2024 through December 31, 2025 as compared to the total shareholder return of our 20 company peer group. Specifically, the market-based awards are earned at 200%, 150%, 125%, 100%, 50%, and 25% of target at the 80th, 70th, 60th, 50th, 40th, and 30th percentiles, respectively. Payout is capped at 200% and there is no payout if the Company’s TSR is below the 30th percentile. Linear interpolation is used for achievement between the foregoing performance levels.
For Mr. de Greef's performance-based award, the shares granted contain performance conditions related to adjusted EBITDA for fiscal year 2025 (before fiscal year 2025 bonuses). The performance-based award will be earned at 50% of target if such adjusted EBITDA is $19 million, 100% of target if such adjusted EBITDA is $21 million, and 200% of target if such adjusted EBITDA is $23 million or above. The payout is capped at 200%. No portion of the award is earned if such adjusted EBITDA is below $19 million. Achievement between tiers is linearly interpolated. Adjusted EBITDA is a non-GAAP financial measure. Please see the Non-GAAP financial measure reconciliation table section for a reconciliation of adjusted EBITDA to its most directly comparable GAAP financial measure.
2022 market-based stock units
In February 2022, the Compensation Committee granted to the NEOs market-based restricted stock awards which contained a market condition based on TSR. The TSR market condition measured the Company’s performance against a peer group. The market-based restricted stock awards were eligible to vest as to between 0% and 200% of the number of restricted shares granted to each recipient based on our TSR during the period beginning on January 1, 2022 through December 31, 2023 as compared to the TSR of our 20 company peer group disclosed in the Company’s proxy statement filed in 2023. In early 2024, the Compensation Committee determined that the Company’s TSR performance for fiscal 2022 through fiscal 2023 was at the 60th percentile, corresponding to a payout of 125% of the targeted shares of the 2022 TSRs.

The Compensation Committee and, if applicable, the Board typically grant equity awards, including, if any, stock options, during their regularly scheduled meetings early in the fiscal year. However, the timing of this approval may be changed in the event of extraordinary circumstances, including in connection with mid-year promotions and new hires. The Compensation Committee and the Board do not take material nonpublic information into account when determining the timing and terms of equity awards, including options. The Compensation Committee and the Board do not time the release of material nonpublic information to affect the value of executive compensation.
Other compensation
All full-time employees, including the executive officers, are eligible to participate in the health benefits programs, including medical, dental and vision care coverage, disability and life insurance and the Company’s 401(k) plan. Under the 401(k) plan, the Company matches 100% of the first 4% of eligible compensation contributed by employees. Additionally, the Company reimburses the Chief Executive Officer for travel expenses and additional tax gross up payments to cover travel costs between the corporate headquarters and their personal residence.
Termination and change of control provisions
We have entered into agreements with our NEOs that provide certain benefits if employment is terminated under certain circumstances, including under certain circumstances in connection with a change of control. We believe that these protections serve our retention objectives by permitting our NEOs to maintain continued focus and dedication to their responsibilities in order to maximize stockholder value, including in the event of a transaction that could result in a change of control of the Company. We believe that these protections promote the stability, continuity and impartiality of our executives in a change of control situation.
Tax and accounting considerations
We have not provided or agreed to provide any of the Company’s executive officers or directors with a gross-up or other reimbursement for tax amounts they might pay pursuant to Section 4999 or Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"). Sections 280G and 4999 of the Code provide that executive officers, directors who hold significant stockholder interests and certain other service providers could be subject to significant additional taxes if they receive payments or benefits in connection with a change in control of the Company that exceed certain limits, and that we or our successor could lose a deduction on the amounts subject to the additional tax. Section 409A also imposes additional significant taxes on the individual in the event that an employee, director or service provider receives “deferred compensation” that is not exempt from or does not meet the requirements of Section 409A.
For the Company’s financial statements, cash compensation, such as salary and bonus, is expensed and for income tax returns, cash compensation is generally deductible except as set forth below. For equity-based compensation, we expense the fair value of such grants over the requisite service period.
Generally, Section 162(m) of the Code disallows a federal income tax deduction for public corporations of remuneration in excess of $1 million paid for any fiscal year to its chief executive officer, chief financial officer, and certain other current and former highly compensated employees that qualify as “covered employees” within the meaning of Section 162(m). The Compensation Committee believes that stockholder interests are best served if the Compensation Committee retains maximum flexibility to design executive compensation programs that meet stated business objectives. For these reasons, the Compensation Committee, while considering tax deductibility as a factor in determining executive compensation, may not limit such compensation to those levels that will be deductible.
Incentive compensation clawback policy
As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act"), we maintain a clawback policy, which requires that certain incentive compensation paid to any current or former executive officer, including our NEOs, will be subject to recoupment if (x) the incentive compensation was calculated based on financial statements that were required to be restated due to material noncompliance with financial reporting requirements, without regard to any fault or misconduct, and (y) that noncompliance resulted in overpayment of the incentive compensation within the three fiscal years preceding the fiscal year in which the restatement was required. Incentive compensation subject to the clawback policy consists of compensation that is granted, earned or vested based wholly or in part upon the attainment of a financial reporting measure (as defined in the rules implementing such requirement), including stock price and TSR, on and after October 2, 2023.

Compensation risk assessment
The Compensation Committee not only considers and evaluates risks related to the Company’s cash and equity-based compensation programs and practices, but also evaluates whether the Company’s compensation plans encourage participants to take excessive risks that are reasonably likely to have a material adverse effect on the Company. Consistent with SEC disclosure requirements, the Compensation Committee has worked with management to assess compensation policies and practices for Company employees and has concluded that such policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.
Executive compensation tables
Summary compensation table
The following table summarizes the compensation earned during the fiscal years ended December 31, 2024, 2023, and 2022 by the NEOs, as such officers are determined in accordance with Regulation S-K.

Name and Principal Positions (a)	Year (b)	Salary ($) (c)(1)		Bonus ($) (d)		Stock Awards ($) (e)(2)		Non-Equity Incentive Plan Compensation ($) (f)(3)		All Other Compensation ($) (g)		Total ($) (h)

Roderick de Greef	2024	744,450		—		5,571,874	(4)	655,116	(5)	74,765	(6)	7,046,205
Chief Executive Officer and	2023	198,890	(7)	62,740	(8)	4,588,883		—		466,285		5,316,798
Chairman of the Board	2022	450,000		—		1,747,823		185,850		—		2,383,673

Aby J. Mathew	2024	435,000		—		1,111,511	(9)	172,260	(10)	14,723	(11)	1,733,494
Executive Vice President and	2023	435,000		—		897,488		—		13,200		1,345,688
Chief Scientific Officer	2022	419,750		—		1,155,834		111,510		12,200		1,699,294

Troy Wichterman	2024	472,000		—		1,820,443	(12)	249,216	(13)	12,348	(14)	2,554,007
Chief Financial Officer	2023	472,000		—		1,212,021		—		13,200		1,697,221
	2022	375,000		—		1,245,968		121,688		12,200		1,754,856

Todd Berard - Chief Commercial Officer	2024	336,373	(15)	—		630,860	(16)	148,004	(17)	12,258	(18)	1,127,495

Garrie Richardson - Former Chief Revenue Officer	2024	317,479	(19)	—		651,833	(20)	—		417,976	(21)	1,387,288

Karen Foster	2024	430,000		—		901,210	(22)	170,280	(23)	13,649	(24)	1,515,139
Chief Quality and Operations	2023	382,000		—		727,677		—		13,200		1,122,877
Officer	2022	356,500		—		891,900		84,252		12,200		1,344,852
_________________________
(1)Reflects base salary earned in each applicable period.
(2)Represents the aggregate grant date fair value of restricted stock measured in accordance with ASC Topic 718, excluding the effect of estimated forfeitures. The assumptions used in the valuation are consistent with the valuation methodologies specified in the notes to our consolidated financial statements included in our 2024 Annual Report. The fair value of the market-based restricted stock awards is estimated at the date of grant using the Monte Carlo Simulation model.
(3)Represents the NEOs Cash Incentive Plan payouts, which are based on the performance of the Company relative to predetermined financial goals (Company Objectives) that closely align compensation with the Company’s performance. The threshold, target, and maximum payout amounts for each NEOs Cash Incentive Plan payout opportunity for 2024 are shown in the table entitled Grants of Plan-Based Awards table below.
(4)Represents fair value of 155,178 performance-based restricted stock and 109,512 market-based restricted stock granted on March 8, 2024. The performance-based restricted stock award granted March 8, 2024 will vest between 0% (0 shares) and 200% (219,024 shares) of the number of restricted shares granted (109,512 shares) to the recipient based on the achievement of certain financial metrics related to future performance through December 31, 2025. The Stock Awards amount reflects the increase in probability of attainment of Mr. de Greef's performance-based award to approximately 142% during the year ended December 31, 2024. The market-based restricted stock awards will vest as to between 0% and 200% of the number of restricted shares granted to each recipient based on our TSR during the period beginning on January 1, 2024 through December 31, 2025 as compared to the TSR of our 20 company peer group.
(5)Non-equity incentive cash bonus earned in 2024. The non-equity incentive bonus earned is determined based on achieving Company Objectives set by the Compensation Committee.
(6)Represents travel expense reimbursement provided to Mr. de Greef for travel between his personal residence and corporate headquarters in Bothell, Washington. Per his employment agreement, Mr. de Greef is eligible for up to $75,000 in travel expense reimbursement each year.
(7)The base salary reflected here is prorated for the period in which Mr. de Greef served as Chief Executive Officer. Mr. de Greef was appointed on October 19, 2023 to the position at a base salary of $744,450. The base salary presented reflects his service as CEO from his date of appointment through December 31, 2023. Mr. de Greef's salary also reflects his board retainer compensation for services performed as a Board Member from January 4, 2023 through October 18, 2023.
(8)This bonus reflects Mr. de Greef's extraordinary award provided by the Board for extraordinary services as a director upon his appointment to Chief Executive Officer and Chairman on October 19, 2023.
(9)Represents fair value of 25,470 service vesting-based restricted stock and 25,470 market-based restricted stock granted on March 8, 2024. The service vesting-based restricted stock award granted March 8, 2024 will vest 1/4 of the shares on March 8, 2025 with the remainder vesting quarterly over 3 years. The market-based restricted stock awards will vest as to between 0% and 200% of the number of restricted shares granted to each recipient based on our TSR during the period beginning on January 1, 2024 through December 31, 2025 as compared to the TSR of our 20 company peer group.
(10)Non-equity incentive cash bonus earned in 2024. The non-equity incentive bonus earned is determined based on achieving Company Objectives set by the Compensation Committee.
(11)This amount represents the match paid by the Company on behalf of such individual into the Company 401(k) plan on 100% of the first 4% of eligible compensation contributed by such individual during the fiscal year 2024.
(12)Represents fair value of 41,715 service vesting-based restricted stock and 41,715 market-based restricted stock granted on March 8, 2024. The service vesting-based restricted stock award granted March 8, 2024 will vest 1/4 of the shares on March 8, 2025 with the remainder vesting quarterly over 3 years. The market-based restricted stock awards will vest as to between 0% and 200% of the number of restricted shares granted to each recipient based on our TSR during the period beginning on January 1, 2024 through December 31, 2025 as compared to the TSR of our 20 company peer group.
(13)Non-equity incentive cash bonus earned in 2024. The non-equity incentive bonus earned is determined based on achieving Company Objectives set by the Compensation Committee.
(14)This amount represents the match paid by the Company on behalf of such individual into the Company 401(k) plan on 100% of the first 4% of eligible compensation contributed by such individual during the fiscal year 2024.
(15)The base salary presented here reflects a prorated value for Mr. Berard's salary increase that occurred on November 18, 2024. His salary increased from $332,000 to $370,000 as of that date.
(16)Represents fair value of 14,456 service vesting-based restricted stock and 14,456 market-based restricted stock granted on March 8, 2024. The service vesting-based restricted stock award granted March 8, 2024 will vest 1/4 of the shares on March 8, 2025 with the remainder vesting quarterly over 3 years. The market-based restricted stock awards will vest as to between 0% and 200% of the number of restricted shares granted to each recipient based on our TSR during the period beginning on January 1, 2024 through December 31, 2025 as compared to the TSR of our 20 company peer group.
(17)Non-equity incentive cash bonus earned in 2024. The non-equity incentive bonus earned is determined based on achieving Company Objectives set by the Compensation Committee.
(18)This amount represents the match paid by the Company on behalf of such individual into the Company 401(k) plan on 100% of the first 4% of eligible compensation contributed by such individual during the fiscal year 2024.
(19)The base salary reflected here is prorated for the period in which Mr. Richardson served as Chief Revenue Officer. Mr. Richardson was involuntarily terminated on November 12, 2024 upon the divestiture of SciSafe, Inc. He had a base salary of $367,500 effective January 1, 2024 through his termination date.

(20)Represents fair value of 12,516 service vesting-based restricted stock and 25,032 market-based restricted stock granted on March 8, 2024. The service vesting-based restricted stock award granted March 8, 2024 was accelerated and fully vested as of Mr. Richardson's termination date of November 12, 2024. The market-based restricted stock awards were accelerated upon Mr. Richardson's termination and vested at 200% of the number of restricted shares granted according to the terms of his separation agreement.
(21)Represents the severance paid out to Mr. Richardson upon his termination from the Company on November 12, 2024.
(22)Represents fair value of 20,651 service vesting-based restricted stock and 20,651 market-based restricted stock granted on March 8, 2024. The service vesting-based restricted stock award granted March 8, 2024 will vest 1/4 of the shares on March 8, 2025 with the remainder vesting quarterly over 3 years. The market-based restricted stock awards will vest as to between 0% and 200% of the number of restricted shares granted to each recipient based on our TSR during the period beginning on January 1, 2024 through December 31, 2025 as compared to the TSR of our 20 company peer group.
(23)Non-equity incentive cash bonus earned in 2024. The non-equity incentive bonus earned is determined based on achieving Company Objectives set by the Compensation Committee.
(24)This amount represents the match paid by the Company on behalf of such individual into the Company 401(k) plan on 100% of the first 4% of eligible compensation contributed by such individual during the fiscal year 2024.

2024 Grants of plan-based awards
The following table sets forth certain information regarding each grant of plan-based awards made to a NEO in the last completed fiscal year under any plan, including awards that subsequently have been forfeited. All awards were made under the 2023 Plan.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of	Grant Date Fair Value of
Name (a)	Award Type	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (c)	Target (#) (d)	Maximum (#) (e)	Shares of Stock or Units (#) (e)	Stock Awards ($) (f) (1)

Roderick de Greef	Cash incentive	-	148,890	744,450	878,451	-	-	-	-	-
Roderick de Greef	Performance-based RSUs	3/8/2024				54,756	109,512	219,024	-	1,901,128
Roderick de Greef	Market-based RSUs	3/8/2024				-	109,512	219,024	-	2,877,975
Aby J. Mathew	Cash incentive	-	39,150	195,750	230,985	-	-	-	-	-
Aby J. Mathew	Market-based RSUs	3/8/2024				6,367	25,470	50,940	-	669,352
Aby J. Mathew	Service-vesting RSUs	3/8/2024				-	-	-	25,470	442,159
Troy Wichterman	Cash incentive	-	56,640	283,200	334,176	-	-	-	-	-
Troy Wichterman	Market-based RSUs	3/8/2024				10,428	41,715	83,430	-	1,096,270
Troy Wichterman	Service-vesting RSUs	3/8/2024				-	-	-	41,715	724,172
Todd Berard	Cash incentive	-	33,637	168,186	198,460	-	-	-	-	-
Todd Berard	Market-based RSUs	3/8/2024				3,614	14,456	28,912	-	379,904
Todd Berard	Service-vesting RSUs	3/8/2024				-	-	-	14,456	250,956
Garrie Richardson	Cash incentive	-	31,748	158,740	187,313	-	-	-	-	-
Garrie Richardson	Market-based RSUs	3/8/2024				3,129	12,516	25,032	-	434,556
Garrie Richardson	Service-vesting RSUs	3/8/2024				-	-	-	12,516	217,278
Karen Foster	Cash incentive	-	38,700	193,500	228,330	-	-	-	-	-
Karen Foster	Market-based RSUs	3/8/2024				5,162	20,651	41,302	-	542,708
Karen Foster	Service-vesting RSUs	3/8/2024				-	-	-	20,651	358,501
(1) Represents the aggregate grant date fair value of restricted stock measured in accordance with ASC Topic 718, excluding the effect of estimated forfeitures. The assumptions used in the valuation are consistent with the valuation methodologies specified in the notes to our consolidated financial statements included in our 2024 Annual Report. The fair value of the market-based restricted stock awards is estimated at the date of grant using the Monte Carlo Simulation model.
Discussion of summary compensation table and grants of plan-based awards table
The Company’s executive compensation policies and practices, pursuant to which the compensation set forth in the Summary Compensation Table and the Grants of Plan-Based Awards Table was paid or awarded, are described above under “Compensation Discussion and Analysis.” The material terms of employment agreements and arrangements with the Company’s NEOs are described below under the heading “Employment Arrangements.” The material terms of the equity awards disclosed in the grants-of plan-based awards table are listed in the footnotes to the Summary Compensation Table, above.
Outstanding equity awards at December 31, 2024
The following table sets forth certain information regarding the outstanding stock option grants and stock awards held by the NEOs at December 31, 2024. Awards were made under both the 2013 Plan and 2023 Plan. For the outstanding stock option grants and stock awards described below, vesting is conditioned on the NEO remaining in service to the Company through the applicable vesting date. Such awards may also be subject to accelerated vesting as described in “Potential Payments Upon Termination or Change in Control.”

	OPTION AWARDS
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)
Karen Foster	100,000	––	––	1.90	4/13/2026(1)
(1)This award is fully vested.

	STOCK AWARDS
Name (a)	Grant Date (b)	Number of shares or units of stock that have not vested (#) (c)		Market value of shares or units of stock that have not vested (1) ($) (d)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#) (e)		Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)(1)(f)
Roderick de Greef	10/19/2023	296,142	(2)	7,687,846	-		—
Roderick de Greef	3/8/2024	—		—	219,024	(3)	5,685,863

Aby J. Mathew	2/8/2021	306	(4)	7,944	—		—
Aby J. Mathew	2/24/2022	6,572	(5)	170,609	—		—
Aby J. Mathew	1/3/2023	11,779	(6)	305,783	20,940	(7)	543,602
Aby J. Mathew	3/8/2024	25,470	(8)	661,201	25,470	(9)	661,201

Troy Wichterman	8/9/2021	355	(10)	9,216	—		—
Troy Wichterman	2/24/2022	7,302	(11)	189,560	—		—
Troy Wichterman	1/3/2023	19,292	(12)	500,820	34,296	(13)	890,324
Troy Wichterman	3/8/2024	41,715	(14)	1,082,921	41,715	(15)	1,082,921

Todd Berard	2/8/2021	226	(16)	5,867	—		—
Todd Berard	2/24/2022	4,381	(17)	113,731	—		—
Todd Berard	1/3/2023	6,686	(18)	173,569	11,885	(19)	308,535
Todd Berard	3/8/2024	14,456	(20)	375,278	14,456	(21)	375,278

Karen Foster	2/8/2021	260	(22)	6,750	—		—
Karen Foster	2/24/2022	5,112	(23)	132,708	—		—
Karen Foster	1/3/2023	9,551	(24)	247,944	16,978	(25)	440,749
Karen Foster	3/8/2024	20,651	(26)	536,100	20,651	(27)	536,100
(1)The dollar amounts shown in columns (d) and (f) are determined by multiplying the number of shares or units shown in column (c) or (e), as applicable, by $25.96, the closing price of our Common Stock on December 31, 2024.
(2)Subject to the terms of the award agreement, the remaining 296,142 service vesting-based RSUs are scheduled to vest in 3 equal annual increments provided that Mr. de Greef continues to be employed with BioLife through the vesting dates.
(3)The target number of 109,512 market-based RSUs is shown for Mr. de Greef's market-based award, in addition to the target number of 109,512 performance-based RSUs for Mr. de Greef's performance-based award. Between 0% and 200% of the target number of market-based RSUs vest based on our TSR compared to our 20 company peer group over the relevant two-year performance period between January 1, 2024 and December 31, 2025. Between 0% and 200% of the target number of performance-based RSUs vest based on the Company's achievement of certain financial metrics.
(4)306 unvested service vesting-based restricted stock awards ("RSAs") subject to this award vested on February 8, 2025.

(5)1,314 RSAs subject to this award vested on February 24, 2025, and subject to the terms of the award agreement, the remaining 5,258 service vesting-based RSAs are scheduled to vest in 4 equal quarterly increments provided that Mr. Mathew continues to be employed with BioLife through the vesting dates.
(6)1,309 RSAs subject to this award vested on January 3, 2025, and subject to the terms of the award agreement, the remaining 10,470 service vesting-based RSAs are scheduled to vest in 8 equal quarterly increments provided that Mr. Mathew continues to be employed with BioLife through the vesting dates.
(7)The target number of 20,940 market-based RSAs is shown. Between 0% and 200% of the target number of market-based RSAs vest based on our TSR compared to our 20 company peer group over the relevant two-year performance period between January 1, 2023 and December 31, 2024.
(8)Subject to the terms of the award agreement, ¼ of the 25,470 unvested service vesting-based RSUs subject to this award will vest one year from the grant date, March 8, 2024 and, thereafter, will vest in 12 equal quarterly increments, provided that Mr. Mathew continues to be employed with BioLife through the vesting dates.
(9)The target number of 25,470 market-based RSUs is shown. Between 0% and 200% of the target number of market-based RSUs vest based on our TSR compared to our 20 company peer group over the relevant two-year performance period between January 1, 2024 and December 31, 2025.
(10)355 unvested service vesting-based RSAs subject to this award vested on February 9, 2025.
(11)1,460 RSAs subject to this award vested on February 24, 2025, and subject to the terms of the award agreement, the remaining 5,842 service vesting-based RSAs are scheduled to vest in 4 equal quarterly increments provided that Mr. Wichterman continues to be employed with BioLife through the vesting dates.
(12)2,144 RSAs subject to this award vested on January 3, 2025, and subject to the terms of the award agreement, the remaining 17,148 service vesting-based RSAs are scheduled to vest in 8 equal quarterly increments provided that Mr. Wichterman continues to be employed with BioLife through the vesting dates.
(13)The target number of 34,296 market-based RSAs is shown. Between 0% and 200% of the target number of market-based RSAs vest based on our TSR compared to our 20 company peer group over the relevant two-year performance period between January 1, 2023 and December 31, 2024.
(14)Subject to the terms of the award agreement, ¼ of the 41,715 unvested service vesting-based RSUs subject to this award will vest one year from the grant date, March 8, 2024 and, thereafter, will vest in 12 equal quarterly increments, provided that Mr. Wichterman continues to be employed with BioLife through the vesting dates.
(15)The target number of 41,715 market-based RSUs is shown. Between 0% and 200% of the target number of market-based RSUs vest based on our TSR compared to our 20 company peer group over the relevant two-year performance period between January 1, 2024 and December 31, 2025.
(16)226 unvested service vesting-based RSAs subject to this award vested on February 8, 2025.
(17)876 RSAs subject to this award vested on February 24, 2025, and subject to the terms of the award agreement, the remaining 3,505 service vesting-based RSAs are scheduled to vest in 4 equal quarterly increments provided that Mr. Berard continues to be employed with BioLife through the vesting dates.
(18)743 RSAs subject to this award vested on January 3, 2025, and subject to the terms of the award agreement, the remaining 5,943 service vesting-based RSAs are scheduled to vest in 8 equal quarterly increments provided that Mr. Berard continues to be employed with BioLife through the vesting dates.
(19)The target number of 11,885 market-based RSAs is shown. Between 0% and 200% of the target number of market-based RSAs vest based on our TSR compared to our 20 company peer group over the relevant two-year performance period between January 1, 2023 and December 31, 2024.
(20)Subject to the terms of the award agreement, ¼ of the 14,456 unvested service vesting-based RSUs subject to this award will vest one year from the grant date, March 8, 2024 and, thereafter, will vest in 12 equal quarterly increments, provided that Mr. Berard continues to be employed with BioLife through the vesting dates.
(21)The target number of 14,456 market-based RSUs is shown. Between 0% and 200% of the target number of market-based RSUs vest based on our TSR compared to our 20 company peer group over the relevant two-year performance period between January 1, 2024 and December 31, 2025.
(22)260 unvested service vesting-based RSAs subject to this award vested on February 8, 2025.
(23)1,023 RSAs subject to this award vested on February 24, 2025, and subject to the terms of the award agreement, the remaining 4,089 service vesting-based RSAs are scheduled to vest in 4 equal quarterly increments provided that Ms. Foster continues to be employed with BioLife through the vesting dates.

(24)1,062 RSAs subject to this award vested on January 3, 2025, and subject to the terms of the award agreement, the remaining 8,489 service vesting-based RSAs are scheduled to vest in 8 equal quarterly increments provided that Ms. Foster continues to be employed with BioLife through the vesting dates.
(25)The target number of 16,978 market-based RSAs is shown. Between 0% and 200% of the target number of market-based RSAs vest based on our TSR compared to our 20 company peer group over the relevant two-year performance period between January 1, 2023 and December 31, 2024.
(26)Subject to the terms of the award agreement, ¼ of the 20,651 unvested service vesting-based RSUs subject to this award will vest one year from the grant date, March 8, 2024 and, thereafter, will vest in 12 equal quarterly increments, provided that Ms. Foster continues to be employed with BioLife through the vesting dates.
(27)The target number of 20,651 market-based RSUs is shown. Between 0% and 200% of the target number of market-based RSUs vest based on our TSR compared to our 20 company peer group over the relevant two-year performance period between January 1, 2024 and December 31, 2025.
Option exercises and stock vested for the fiscal year ended December 31, 2024
The following Option Exercises and Stock Vested table sets forth certain information regarding each exercise of stock options and each vesting of restricted stock during the last completed year for each of the NEOs on an aggregated basis.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)(1)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)(2)
Roderick de Greef	—	—	137,566	2,977,635
Aby J. Mathew	50,000	1,066,876	43,706	783,860
Troy Wichterman	—	—	54,134	970,911
Todd Berard	30,000	523,400	28,380	509,664
Garrie Richardson	—	—	123,868	2,919,942
Karen Foster	—	—	34,512	619,264
(1) Value realized is calculated based on the difference between the closing price of our Common Stock on the date of exercise and the exercise price of the stock option.
(2) Value realized is calculated based on the closing price of our common stock on the date of vesting.
Pension benefits
The Company has no defined benefit plans or other supplemental retirement plans for the NEOs
Nonqualified deferred compensation
The Company has no nonqualified defined contribution plans or other nonqualified deferred compensation plans for the NEOs.
Employment agreements
The terms and conditions of employment for each of our NEOs are set forth in written employment agreements, as amended from time to time (“employment agreements”). Each of the employment agreements with our NEOs sets forth the terms and conditions of such executive’s employment with us and provides for severance and change in control payments and benefits, as described below.
Roderick de Greef
The Company entered into an employment agreement with Roderick de Greef, Chief Executive Officer and Chairman of the Board, effective December 1, 2020, as later amended, which has been superseded by an executive employment agreement dated October 19, 2023. Please see “Potential Payments Upon Termination or Upon Termination in Connection with a Change in Control” below for the severance benefits for which Mr. de Greef is eligible.
Troy Wichterman
The Company entered into an employment agreement with Troy Wichterman, Chief Financial Officer, effective November 4, 2021, as amended effective June 1, 2023 and August 15, 2023. Please see “Potential Payments Upon Termination or Upon Termination in Connection with a Change in Control” below for the severance benefits for which Mr. Wichterman is eligible.
Aby J. Mathew
The Company entered into an employment agreement with Aby J. Mathew, Chief Scientific Officer and Executive Vice President, effective December 1, 2020, as amended effective January 1, 2023 and August 15, 2023. Please see “Potential Payments Upon Termination or Upon Termination in Connection with a Change in Control” below for the severance benefits for which Mr. Mathew is eligible.
Todd Berard
The Company entered into an employment agreement with Todd Berard, Chief Commercial Officer, effective January 1, 2018, as amended effective June 1, 2023 and August 15, 2023. Please see “Potential Payments Upon Termination or Upon Termination in Connection with a Change in Control” below for the severance benefits for which Mr. Berard is eligible.
Garrie Richardson
The Company was party to an amended and restated employment agreement with Garrie Richardson, our former Chief Revenue Officer, effective October 19, 2023. Mr. Richardson’s employment with the Company was involuntarily terminated on November 12, 2024. Such termination constituted a termination of his employment by the Company without “cause” under Section 6 of the amended and restated employment agreement and gave rise to the corresponding severance benefits. Please see the Summary Compensation Table for a quantification of his severance benefits.
Karen Foster
The Company entered into an employment agreement with Karen Foster, Chief Quality and Operations Officer, effective January 1, 2018, as amended effective June 1, 2023 and August 15, 2023. Please see “Potential Payments Upon Termination or Upon Termination in Connection with a Change in Control” below for the severance benefits for which Ms. Foster is eligible.
Potential payments upon termination or change in control
Executive Employment Agreements
Pursuant to each NEO’s employment agreement, upon termination of the NEO’s employment by the Company without “cause” or the NEO’s resignation for “good reason” (each as defined in each NEO’s employment agreements), the NEO will receive the following severance payments: (i) a lump sum severance payment equal to 12 months’ base salary, (ii) an amount equal to the cost of 12 months of medical insurance premiums at a monthly amount equal to the cost of COBRA coverage in effect as of the termination date, plus a tax gross-up with respect to such amount, and (iii) full vesting of all unvested equity awards.
If the NEO’s employment is terminated by the Company or the NEO resigns for “good reason” (except in the case of Mr. de Greef) upon, or within 12 months following, a “change in control” (as defined in each NEO’s employment agreement) (the "change in control protection period"), the NEO will receive the following severance payments: (i) a lump sum severance payment equal to 12 months’ (or, in the case of Mr. de Greef, 24 months’) salary, (ii) 100% of any incentive cash and/or stock bonus opportunity for the year in which the Change in Control occurs, (iii) an amount equal to the cost of 12 months’ (or, in the case of Mr. de Greef, 24 months’) of medical insurance premiums at a monthly amount equal to the amount of COBRA coverage in effect as of the termination date, plus a tax gross-up with respect to such amount, and (iv) full vesting of all unvested equity awards.

If the NEO’s employment is terminated by the Company due to death or disability, the NEO will receive a prorated portion of any incentive bonus opportunity previously approved by the Board (assuming target level achievement) and full vesting of all unvested equity awards.
For purposes of each of the NEO employment agreements, “cause” generally means any of the following has occurred: (i) any breach of the employment agreement by the executive; (ii) any failure to perform assigned job responsibilities that continues unremedied for a period of 10 days after written notice to the executive officer by the Company; (iii) the executive officer’s malfeasance or misconduct in connection with the executive officer’s duties under the employment agreement or any act or omission of the executive officer which is materially injurious to the financial condition or business reputation of the Company or any of its subsidiaries or affiliates, (iv) commission or conviction of a felony or misdemeanor or failure to contest prosecution for a felony or misdemeanor; (v) the Company’s reasonable belief that the executive officer engaged in a violation of any statute, rule or regulation, any of which in the judgment of the Company is harmful to the business or to Company’s reputation; (vi) the Company’s reasonable belief that the executive officer engaged in unethical practices, dishonesty or disloyalty; or (vii) any reason that would constitute “cause” under the laws the State of Washington.
For purposes of each of the NEO employment agreements, a “change in control” means (i) the consummation of a merger or consolidation of the Company with or into another entity, (ii) the dissolution, liquidation or winding up of the Company or (iii) the sale of all or substantially all of the Company’s assets. The foregoing notwithstanding, a merger or consolidation of the Company shall not constitute a “Change in Control” if immediately after such merger or consolidation a majority of the voting power of the capital stock of the continuing or surviving entity, or any direct or indirect parent corporation of such continuing or surviving entity, will be owned by the persons who were the Company’s stockholders immediately prior to such merger or consolidation in substantially the same proportions as their ownership of the voting power of the Company’s capital stock immediately prior to such merger or consolidation.
For purposes of each of the NEO employment agreements, “good reason” generally means the following: (i) the Company’s material breach of the terms of the employment agreement or any other written agreement between the executive officer and Company; (ii) significant diminution in the nature or scope of the executive’s authority, title, function or duties, (iii) a material reduction of the executive officer’s salary or target bonus opportunity, other than as a result of a general salary reduction affecting substantially all Company employees; (iv) any failure by the Company to obtain the assumption of the employment agreement by any successor or assign of the Company; or, (v) a requirement that the executive officer be based at any office or location more than 50 miles from the executive officer’s primary work location prior to the effective date of the employment agreement.
Assuming any continuing NEOs employment was terminated by the Company without cause or any continuing NEO resigned for good reason and such event took place on December 31, 2024, in each case, outside of the change in control protection period, such NEO would have been entitled to the payments and benefits shown in the table below.

	Payments and Benefits
Name	Base Salary ($)	Accelerated Vesting of Equity Awards ($) (1)	Health Insurance Under COBRA ($)	Total ($)
Roderick de Greef	744,450	13,373,709	36,676	14,154,835
Aby J. Mathew	435,000	2,350,341	11,570	2,796,911
Troy Wichterman	472,000	3,755,763	22,714	4,250,477
Todd Berard	370,000	1,352,256	36,676	1,758,932
Karen Foster	430,000	1,900,350	25,491	2,355,841
(1) The dollar amounts shown are based on the intrinsic value of the stock options and restricted stock awards on December 31, 2024 calculated using $25.96, the closing price of our common stock on December 31, 2024, and assuming achievement for market-based or performance-based awards.
Assuming the NEO’s employment was terminated by the Company or the NEOs resigned for good reason upon or within 12 months following a change in control and such events took place on December 31, 2024, each of the continuing NEOs would have been entitled to the payments and benefits shown in the table below.

	Payments and Benefits
Name	Base Salary ($)	2024 Annual Cash Incentive ($) (1)	Accelerated Vesting of Equity Awards ($) (2)	Health Insurance Under COBRA ($)	Total ($)
Roderick de Greef	1,488,900	655,116	13,373,709	73,352	15,591,077
Aby J. Mathew	435,000	172,260	2,350,341	11,570	2,969,171
Troy Wichterman	472,000	249,216	3,755,763	22,714	4,499,693
Todd Berard	370,000	148,004	1,352,256	36,676	1,906,936
Karen Foster	430,000	170,280	1,900,350	25,491	2,526,121
(1) Represents 100% of the cash incentives paid in 2024.
(2) The dollar amounts shown are based on the intrinsic value of the stock options and restricted stock awards on December 31, 2024 calculated using $25.96, the closing price of our common stock on December 31, 2024, and assuming achievement for market-based or performance-based awards.
Assuming the NEO’s employment was terminated by the Company due to death or disability and such event took place on December 31, 2024, each of the continuing NEOs would have been entitled to the payments and benefits shown in the table below.

	Payments and Benefits
Name	2024 Annual Cash Incentive ($) (1)	Accelerated Vesting of Equity Awards ($) (2)	Total ($)
Roderick de Greef	655,116	13,373,709	14,028,825
Aby J Mathew	172,260	2,350,341	2,522,601
Troy Wichterman	249,216	3,755,763	4,004,979
Todd Berard	148,004	1,352,256	1,500,260
Karen Foster	170,280	1,900,350	2,070,630
(1) Represents 100% of the cash incentives paid in 2024.
(2) The dollar amounts shown are based on the intrinsic value of the stock options and restricted stock awards on December 31, 2024 calculated using $25.96, the closing price of our common stock on December 31, 2024, and assuming achievement for market-based or performance-based awards.
Equity Incentive Plans and Forms of Award Agreements
The 2023 Plan provides for full accelerated vesting of awards in the event a “change in control” (as defined in the 2023 Plan) occurs and the surviving entity or successor corporation in such change in control does not assume or substitute outstanding awards. The 2023 Plan further provides for “double-trigger” acceleration, meaning that in the event an award continues in effect or is assumed or substituted by the surviving entity or successor corporation in connection with a change in control, and an NEO’s employment or service is terminated without “cause” (as defined in the 2023 Plan) upon or within 12 months following such change in control, all outstanding awards will accelerate and vest in full. The tables above disclose the value of such acceleration if the applicable event occurred on December 31, 2024.
The award agreements under the 2013 Plan provide for “single-trigger” acceleration, meaning that in the event of a “change in control” (as defined in the 2013 Plan), all outstanding awards will accelerate and vest in full. The tables above disclose the value of such acceleration if the applicable event occurred on December 31, 2024.
For purposes of the 2023 Plan, “cause” means, unless otherwise provided in an award agreement or employment or similar agreement entered into by and between the participant and the Company or any of its affiliates, termination of a participant’s employment by the Company and its affiliates based on the employer’s belief that any of the following has occurred: (a) the continued refusal or omission by the participant to perform any material duties required of such participant by the Company or any of its affiliates; (b) any act or omission by the participant involving malfeasance, misconduct, dishonesty or gross negligence in the performance of the participant’s duties to, or material deviation from any of the policies or directives of, the Company or any of its affiliates; (c) the participant engaged in conduct that constitutes a breach of any statutory or common law duty of loyalty to the Company or any of its affiliates; (d) the participant engaged in a violation of any statute, rule, regulation or policy of the Company or any of its affiliates, any of which in the judgment of the Company is harmful to the business or reputation of the Company or any of its affiliates; (e) the participant’s commission or conviction of a felony or misdemeanor (other than a misdemeanor traffic violation) or any crime involving moral turpitude, including a plea of guilty or failure to contest prosecution for a felony, misdemeanor or crime involving moral turpitude; (f) any reason that would constitute Cause under the laws of the State of Washington; or (g) the participant’s breach of an employment or similar agreement entered into by and between the participant and the Company or any of its affiliates, including, without limitation, a breach of any restrictive covenants contained therein.
For purposes of the 2013 Plan and the 2023 Plan, “change in control” generally means the occurrence of any of the following events: (a) the acquisition, directly or indirectly, in one transaction or a series of related transactions, by any person or group (within the meaning of Section 13(d)(3) of the Exchange Act) of the beneficial ownership of securities of the Company possessing more than 50% of the total combined voting power of all outstanding securities of the Company; (b) a merger or consolidation of the Company with any other entity, whether or not the Company is the surviving entity in such transaction; (c) the sale, transfer or other disposition (in one transaction or a series of related transactions) of all or substantially all of the consolidated assets of the Company; or (d) the approval by the stockholders of a plan or proposal for the liquidation or dissolution of the Company.
CEO pay ratio
Pursuant to a mandate of the Dodd-Frank Act, the SEC adopted a rule requiring that we annually disclose the ratio of our median employee’s total annual compensation to the total annual compensation of our CEO, Roderick de Greef, who is also our principal executive officer (the “CEO Pay Ratio”).
We identified the median employee using total salary and wages earned in 2024 (including bonuses earned for 2024 but paid in 2025), adding the fair value of equity awards granted to the employee during 2024. Salary and wages were annualized for any employees hired during the most recent fiscal year. A total of 159 U.S. based employees who were employed by the Company on December 31, 2024, the last day of the Company’s fiscal year, were included in the determination of this calculation (including all employees, whether employed on a full-time, part-time, seasonal or temporary basis).
As illustrated in the table below, the Company’s 2024 CEO Pay Ratio was approximately 58:1.

Roderick de Greef (CEO) 2024 Compensation	$7,046,205
Median Employee 2024 Compensation	$122,390
CEO Pay Ratio	58:1
To determine the median employee, we included all individuals employed as of December 31, 2024. Compensation for the median employee was determined in the same manner as the total compensation reported for Mr. de Greef in the “Total” column of the Summary Compensation Table. The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules, based on the Company’s internal records and the methodology described above. The SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other peer companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
Pay Versus Performance
The following Pay Versus Performance information presents the compensation of our NEOs disclosed in the Summary Compensation Table as well as Compensation Actually Paid (“CAP”) to our NEOs and certain performance measures prepared in accordance with Item 402(v) of SEC Regulation S-K as of December 31, 2024.

As discussed further below, the CAP amounts do not necessarily represent actual compensation earned or realized by our NEOs in a given year. The Compensation Committee did not consider the Pay Versus Performance information in making its compensation decisions for our NEOs. For additional information about our performance-based pay philosophy on how the Compensation Committee aligns executive compensation with our performance, refer to the Compensation discussion and analysis section above.

							Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for First PEO (1)	Compensation Actually Paid to First PEO (2)	Summary Compensation Table Total for Second PEO (1)	Compensation Actually Paid to Second PEO (2)	Average Summary Compensation Table Total for Non-PEO NEOs (1)	Average Compensation Actually Paid to Non-PEO NEOs (2)	TSR (3)	Peer Group TSR (3) (4)	Net (Loss) Income (In thousands) (5)	Company-Selected Measure: Revenue (In thousands) (6)
2024	N/A	N/A	$7,046,205	$12,358,698	$1,663,485	$2,551,082	$160.44	$109.19	$(20,184)	$119,992
2023	N/A	N/A	$5,316,798	$4,739,223	$1,367,151	$1,089,247	$100.43	$100.17	$(66,427)	$143,271
2022	$4,729,170	$5,402,825	N/A	N/A	$1,795,669	$1,727,067	$112.48	$124.41	$(139,805)	$161,759
2021	$2,249,907	$7,321,384	N/A	N/A	$1,005,796	$2,886,005	$230.35	$192.28	$(8,908)	$119,156
2020	$1,478,511	$6,469,889	N/A	N/A	$1,432,993	$4,369,889	$246.54	$187.29	$1,983	$48,087
(1)For the years 2024 and 2023, Roderick de Greef served as our PEO (the "Second PEO"). For the years of 2022, 2021, and 2020, Michael Rice served as our PEO (the "First PEO"). Our Non-PEO NEOs for each fiscal year presented were as follows:

Year	Non-PEO NEOs During Each Year
2024	Aby J. Mathew, Troy Wichterman, Todd Berard, Garrie Richardson, Karen Foster
2023	Aby J. Mathew, Troy Wichterman, Geraint Phillips, Karen Foster
2022	Aby J. Mathew, Roderick de Greef, Troy Wichterman, Karen Foster
2021	Aby J. Mathew, Roderick de Greef, Troy Wichterman, Marcus Schulz
2020	Aby J. Mathew, Roderick de Greef, Karen Foster, Todd Berard
(2)The CAP amounts presented here reflect the following adjustments to compensation reported within the Summary Compensation Table as required by the SEC.

	FY 2024
Adjustments to Summary Compensation Table amounts to CAP amounts(a)	Second PEO ($)	Average Non- PEO NEOs ($)
Summary Compensation Table Total	$7,046,205	$1,663,485
Summary Compensation Table grant date fair value ("FV") of option awards and stock awards granted in fiscal year	(5,571,874)	(1,023,171)
FV at year-end of outstanding and unvested option awards and stock awards granted in fiscal year	4,779,104	1,116,006
Vesting date FV of awards granted in fiscal year and vested in same fiscal year	—	651,833
Change in FV of awards granted in prior years that are outstanding and unvested as of the end of the fiscal year	5,280,777	334,157
Change in FV of awards granted in prior years vested in the covered fiscal year	824,486	(191,228)
Change in FV (from prior fiscal year-end) of awards granted in prior years that failed to meet vesting conditions in the fiscal year	—	—
Value of dividends or other earnings paid on awards not otherwise reflected in FV or total compensation in the Summary Compensation Table for the fiscal year	—	—
Total Compensation Actually Paid	$12,358,698	$2,551,082
(a) The fair value or change in fair value, as applicable, of stock awards and option awards was determined by reference to (x) for service-vesting RSUs and restricted stock awards, the closing price of the Common Stock on the applicable measurement date, (y) for market-conditioned (TSR-based) RSUs, a Monte Carlo simulation with reference to the risk free rate, dividend yield and volatility assumptions as of the applicable measurement date, and

(z) performance-conditioned stock awards, the closing price of the Common Stock on the applicable measurement date and the probability of achievement of the applicable performance goals on the applicable measurement date. For stock options, the fair value or change in fair value, as applicable, was determined using a Black-Scholes valuation model. The model references the closing stock price, in addition to the stock option’s strike price, expected life, volatility, expected dividend yield, and risk-free rate as of the measurement date.
(3)TSR is calculated by assuming that a $100 investment was made on the day prior to the first fiscal year reported and reinvesting all dividends until the last day of each reported fiscal year. Our TSR-peer group consists of the 20 bioprocessing, life sciences, and biotechnology companies presented within the Compensation discussion and analysis section above. The cumulative peer group TSR is computed in the same manner as Company TSR, except that it is weighted according to the respective peer company’s stock market capitalization at the beginning of each period for which a return is indicated.
(4)For the year ended December 31, 2024, the Company updated its peer group from the peer group utilized during the year ended December 31, 2023. The Company utilized a compensation consultant, FW Cook, to determine its peer group and noted that, due to the changes the Company experienced in addition to changes in ownership of some of the companies within the 2023 peer group, the peer group needed to be updated to more accurately reflect the Company's operational structure and results. The new Peer Group TSR displayed is therefore different from our prior year Proxy statement. The old Peer Group TSR presented for the years ended December 31, 2020, 2021, 2022, and 2023 were $182.96, $185.83, $125.24, and $92.91, respectively.
(5)This column represents the amount of net (loss) income reflected in the Company’s audited financial statements for the applicable fiscal year. The results presented are on a consolidated basis, meaning they are inclusive of results from both continuing and discontinued operations.
(6)In our assessment, the Company-Selected Measure is revenue for each year presented, representing the most important financial performance measure used by us to link CAP to our NEOs to our performance. The results presented are on a consolidated basis, meaning they are inclusive of results from both continuing and discontinued operations.
Relationship between CAP and Performance Measures
In accordance with Item 402(v) requirements, we are providing the following charts to describe the relationships between CAP to our First PEO, Second PEO, and average Non-PEO NEOs and our financial performance, in each case presented in the charts below: (1) TSR of BioLife Solutions, Inc., (2) Net (Loss) Income*, and (3) Revenue*. The charts further provide a comparison of TSR of BioLife Solutions, Inc. and our selected peer group, in accordance with Item 402(v) requirements.
*The financial results presented here are on a consolidated basis, meaning they are inclusive of results from both continuing and discontinued operations during the year ended December 31, 2024. This is for greater comparability in operational results for all years presented for the Pay Versus Performance disclosures.
Chart 1: Compensation Actually Paid versus Company TSR and new peer-group TSR

Compensation Actually Paid versus TSR
CAP ($ in thousands)
TSR ($)
14,000
12,000
10,000
8,000
6,000
4,000
2,000
-
300.00
250.00
200.00
150.00
100.00
50.00
0.00
6,470
4,370
7,321
2,886
5,403
1,727
4,739
1,089
12,359
2,551
2020
2021
2022
2023
2024
CAP to PEO
Average CAP to Non-PEO NEOs
TSR
Peer Group TSR

Chart 2: Compensation Actually Paid versus GAAP Net (Loss) Income

Compensation Actually Paid versus GAAP Net (Loss) Income
CAP ($ in thousands)
Net Income/Loss ($ in thousands)
14,000
12,000
10,000
8,000
6,000
4,000
2,000
-
20,000
-
(20,000)
(40,000)
(60,000)
(80,000)
(100,000)
(120,000)
(140,000)
(160,000)
6,470
4,370
7,321
2,886
5,403
1,727
4,739
1,089
12,359
2,551
2020
2021
2022
2023
2024
CAP to PEO
Average CAP to Non-PEO NEOs
Net (Loss) Income

Chart 3: Compensation Actually Paid versus Revenue

Compensation Actually Paid versus Revenue
CAP ($ in thousands)
Revenue ($ in thousands)
14,000
12,000
10,000
8,000
6,000
4,000
2,000
-
180,000
160,000
140,000
120,000
100,000
80,000
60,000
40,000
20,000
-
6,470
4,370
7,321
2,886
5,403
1,727
4,739
1,089
12,359
2,551
2020
2021
2022
2023
2024
CAP to PEO
Average CAP to Non-PEO NEOs
Revenue

Financial Performance Measures
The following list includes the financial performance measures that, in our assessment, represent the most important financial performance measures used by us to link CAP to our NEOs for 2024 to our performance. The list below is not ranked.
1.Revenue
2.Adjusted EBITDA (Non-GAAP)(1)
3.Total Shareholder Return
(1) Adjusted EBITDA is a non-GAAP financial measure. Please see the Non-GAAP financial measure reconciliation table above.
Director compensation
Our non-employee director compensation program is designed to attract, retain and reward qualified non-employee directors and align the financial interests of the non-employee directors with those of our stockholders. Pursuant to this program, each member of our Board who is not our employee received the cash and equity compensation for fiscal 2024 Board service described in the director compensation table below.
Each of our non-employee directors, during the year ended December 31, 2024, were compensated with an annual retainer fee of $60,000. Committee chairpersons were compensated with additional annual retainers as follows:

Annual Retainer
Lead Director	$40,000
Audit Committee Chair	$13,750
Compensation Committee Chair	$12,500
Governance and Nominating Committee Chair	$10,000
The following table sets forth information regarding compensation earned by our non-employee directors for the year ended December 31, 2024.

Name	Annual Cash Retainer ($) (1)	Board and Committee Chair Fees ($)	Total Cash Compensation ($)
Amy DuRoss	60,000	52,500	112,500
Rachel Ellingson	60,000	—	60,000
Joydeep Goswami(2)	60,000	15,729	75,729
Tim Moore	60,000	—	60,000
Joseph Schick(2)	35,000	8,021	43,021
(1) Due to the timing of member resignations and appointments, the annual cash retainers vary depending on the respective period of time each director served.
(2) Joseph Schick stepped down from his role as Director and Chair of the Audit Committee as of August 1, 2024. Joydeep Goswami assumed the role of Chair of the Audit Committee as of the same date. The annual retainer for the role of Audit Committee Chair was therefore prorated between the two for their respective months of service. The annual cash retainer for Mr. Schick was also prorated for his months of service.
Roderick de Greef does not receive compensation for his services as Board Chairman.
The Company’s compensation practices for non-employee directors, as determined by the Compensation Committee based on input from our independent compensation consultant, FW Cook, includes annual awards of restricted stock awards. Equity compensation for non-employee directors was in the form of RSUs and was based on a fixed value of $180,000 based on a share price of $15.98 as of January 2, 2024. These awards vest one year from the date of grant, provided such person is still a director on such vesting date.

Director compensation table for the fiscal year ended December 31, 2024
The following table sets forth a summary of the compensation the Company paid to its non-employee directors in the year ended December 31, 2024.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)(2)	Total Compensation ($)
Amy DuRoss	112,500	195,543	308,043
Rachel Ellingson	60,000	195,543	255,543
Joydeep Goswami	75,729	195,543	271,272
Tim Moore	60,000	195,543	255,543
Joseph Schick	43,021	195,543	238,564
(1) Represents the grant date fair value of awards granted in 2024 calculated in accordance with the ASC Topic 718. The assumptions the Company used for calculating the grant date fair values are set forth in our 2024 Annual Report.
(2) The Company's non-employee directors were awarded 11,264 shares of RSUs as of January 2, 2024 based on a fixed value of $180,000. When the shares were granted and effective on March 8, 2024, the share price of the Company had increased to $17.36, therefore increasing the accounting grant date fair value of the stock awards as presented above.
The following table presents the aggregate number of unvested RSUs held by directors as of December 31, 2024:

Name	Number of Unvested RSUs (#)
Amy DuRoss	11,264
Rachel Ellingson	11,264
Joydeep Goswami	11,264
Tim Moore	11,264
Joseph Schick(1)	—
(1) When Joseph Schick stepped down from his Director role on August 1, 2024, all 11,264 unvested RSUs granted on March 8, 2024 were accelerated and vested as of the date of his separation. Because the grant date fair value of the award is included under the “Stock Awards” column in the director compensation table above, the intrinsic value of the shares on the vesting date (approximately $195,543) is not also included in the director compensation table.
In early 2025, the Board adopted the Company’s non-employee director compensation policy. Pursuant to the policy, each non-employee director will receive an annual cash retainer of $70,000 and each non-employee director who serves as a committee chair will receive an annual cash retainer as follows: Audit Committee Chair: $20,000; Compensation Committee Chair: $15,000; and Governance and Nominating Committee Chair: $10,000. The non-employee director, if any, who serves as the lead independent director will receive an annual cash retainer of $40,000. In lieu of cash, a non-employee director may elect to be paid, at the same time as a cash retainer would have been paid, shares of our Common Stock having an equivalent dollar value on the date on which such retainer would have been paid.
Pursuant to the policy, each non-employee director will be granted, automatically, an annual award of RSUs having a nominal award value of $180,000 on the first trading day following January 1. The aggregate number of RSUs to be issued with respect to any awards of RSUs will equal (A) the award’s intended dollar value of $180,000 divided by (B) the closing stock price of our Common Stock on the date of grant. The shares subject to such annual award will vest on the first annual anniversary of the grant date, provided that the non-employee director continues to serve as a director through such date. If a non-employee director ceases to serve as a non-employee director before the vesting date of an annual award due to the non-employee director’s death or disability, or if there is a change in control prior to such vesting date, then the annual award will become fully vested as of the date of such death, disability or change in control, as applicable. The policy will become effective January 1, 2026.
Compensation Committee interlocks and insider participation
Ms. DuRoss, Mr. Schick, Ms. Ellingson, and Mr. Moore were the members of the Compensation Committee during the year ended December 31, 2024 (until Mr. Schick stepped down on August 1, 2024). No member of the Compensation Committee is a current or former employee of the Company or had any relationship with the Company requiring disclosure herein. No interlocking relationship exists between any member of the Board or the Compensation Committee and any member of the board or Compensation Committee of any other company and no such interlocking relationship has existed in the past.
OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, as of June 23, 2025, certain information regarding the beneficial ownership of our Common Stock by (i) each stockholder known by the Company to be the beneficial owner of more than 5% of the outstanding shares of our Common Stock; (ii) each director of the Company; (iii) each NEO of the Company; and (iv) all of the Company’s current directors and executive officers (including executive officers that are not NEOs) as a group. This table is based upon information supplied by officers, directors, and principal stockholders and Schedule 13D(s) and Schedule 13G(s) filed with the SEC. There were 47.8 million outstanding shares as of June 23, 2025. Shares of our Common Stock subject to options that are currently exercisable or exercisable within 60 days of June 23, 2025 (or subject to restricted stock awards that vest within 60 days of June 23, 2025) are considered outstanding and beneficially owned by the person holding such options or restricted stock awards for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated by footnote, and subject to community property laws where applicable, we believe that the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them. Note that RSUs subject to performance-based vesting conditions are treated differently. Unless otherwise indicated, the business address of each person listed is in care of 3303 Monte Villa Parkway, #310, Bothell, WA 98021.

Name and Address of Beneficial Owner	Common Stock	Percentage of Class (1)
Directors and Executive Officers
Aby J. Mathew (Officer)(2)	255,623	*
Karen Foster (Officer)(3)	252,265	*
Roderick de Greef (Officer and Director)	118,816	*
Troy Wichterman(Officer)(4)	102,661	*
Todd Berard (Officer)(5)	98,798	*
Rachel Ellingson (Director)	42,949	*
Joydeep Goswami (Director)	41,110	*
Tim Moore (Director)	29,897	*
Amy DuRoss (Director)	23,811	*
Tony Hunt (Director)	6,876	*
Cathy Coste (Director)	5,701	*
Total shares owned by Executive Officers and Directors (13 persons)	1,030,238	2.2%
5% Stockholders
Casdin Capital, LLC (6)	7,707,165	16.1%
BlackRock, Inc.(7)	5,424,116	11.3%
Invesco LTD (8)	3,242,364	6.8%
The Vanguard Group (9)	2,571,608	5.4%
Integrated Core Strategies (US) LLC (10)	2,404,862	5.0%
*Less than 1%
(1)Based on 47,835,214 shares of our Common Stock outstanding as of June 23, 2025.

(2)Includes 1,309 shares of common stock to be issued pursuant to restricted stock awards within 60 days from June 23, 2025.
(3)Includes options to purchase 100,000 shares of common stock issuable under stock options exercisable within 60 days from June 23, 2025 and 1,061 shares of common stock to be issued pursuant to restricted stock awards within 60 days from June 23, 2025.
(4)Includes 2,144 shares of common stock to be issued pursuant to restricted stock awards within 60 days from June 23, 2025.
(5)Includes 743 shares of common stock to be issued pursuant to restricted stock awards within 60 days from June 23, 2025.
(6)Based on a Schedule 13D/A filed by Casdin Capital, LLC (“Casdin”), Casdin Partners Master Fund, L.P. (the “Fund”), Casdin Partners GP, LLC (the “GP”) and Eli Casdin on June 12, 2025 reporting shared voting and dispositive power over 7,707,165 shares of common stock. Casdin is the investment manager to the Fund and GP is the general partner of the Fund. Eli Casdin is the managing member of Casdin and the GP. Pursuant to the Schedule 13D/A, Casdin, the GP and Eli Casdin may be deemed to be the beneficial owners of 7,707,165 shares of common stock. The business address of Casdin is 1350 Avenue of the Americas, Suite 2405, New York, New York 10019.
(7)Based on a Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”) on January 23, 2024, reporting sole voting power over 5,379,424 shares of common stock and sole dispositive power over 5,424,116 shares of common stock. The business address of BlackRock is 50 Hudson Yards, New York, New York 10001.
(8)Based on a Schedule 13G filed by Invesco Ltd. (“Invesco”) on November 8, 2024, reporting sole voting power over 3,011,734 shares of common stock and sole dispositive power over 3,203,293 shares of common stock. The business address of Invesco is 1331 Spring Street NW, Suite 2500, Atlanta, GA 30309.
(9)Based on a Schedule 13G/A filed by The Vanguard Group (“Vanguard”) on February 13, 2024, reporting shared voting power over 61,469 shares of common stock, sole dispositive power over 2,475,884 shares of common stock, and shared dispositive power over 95,724 shares of common stock. The business address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.
(10)Based on a Schedule 13G/A filed Integrated Core Strategies (US) LLC (“Integrated”), Millennium Management LLC (“Millennium Management”) and Millennium Group Management LLC (“Millenium Group”) on January 24, 2024, reporting shared voting and dispositive power of Integrated over 2,404,862 shares of common stock. The shares reported as beneficially owned by Integrated may be deemed beneficially owned by Millennium Management, Millennium Group and Israel A. Englander and are held by entities subject to voting control and investment discretion by Millennium Management and/or other investment managers that may be controlled by Millennium Group (the managing member of Millennium Management) and Mr. Englander (the sole voting trustee of the managing member of Millennium Group). The business address of Integrated is 399 Park Avenue, New York, New York 10022.
Changes in Control
The Company knows of no arrangements resulting in a change in control of the Company. No officer, director, promoter, or affiliate of the Company has, or proposes to have, any direct or indirect material interest in any asset proposed to be acquired by the Company through security holdings, contracts, options, or otherwise.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE
Certain relationships and related transactions
Other than as described under the headings “Executive Compensation” and “Director Compensation” in Item 11 of the Annual Report on Form 10-K as of and for the fiscal year ended December 31, 2024, as amended by the Annual Report on Form 10-K/A filed with the SEC on April 8, 2025 , since January 1, 2024, there has not been, and there is not currently proposed, any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, in which:
•we or our subsidiaries were or will be a participant;
•the amount involved exceeded or exceeds $120,000; and
•any of our directors, nominees for director, executive officers, beneficial owners of more than 5% of any class of our voting securities, any member of the immediate family of any such director, nominee, or executive officer, or any person (other than a tenant or employee) sharing the household of any such director, nominee, or executive officer had or will have a direct or indirect material interest.
In accordance with our Audit Committee’s charter, the Audit Committee will conduct a review of all related-party transactions for potential conflict of interest situations on an ongoing basis. In its review the Audit Committee will consider the material terms of the transaction, including whether the terms are generally available to an unaffiliated third party under similar circumstances. The Audit Committee will discuss with management the business rationale for the transactions and determine whether appropriate disclosures have been made. Any such transaction must be approved by the Audit Committee and a majority of the independent disinterested members of the Board.
Director independence
Our Board is responsible for determining the independence of our directors. For purposes of determining director independence, our Board has applied the definitions set forth in Nasdaq Rule 5605(a)(2) and the related rules of the SEC. Based upon its evaluation, our Board has affirmatively determined that the following directors meet the standards of independence: Ms. Coste, Ms. DuRoss, Ms. Ellingson, Mr. Goswami, Mr. Moore, and Mr. Hunt.
PRINCIPAL ACCOUNTANT FEES AND SERVICES
Independent Registered Public Accounting Firm Fees
The following table sets forth the aggregate fees billed by our current independent auditors, Grant Thornton, for professional services rendered in the fiscal years ended December 31, 2024 and 2023.

	2024	2023
Audit fees(1)	$2,418,450	$1,887,800
Audit related fees(2)	—	18,550
Tax fees(3)	227,823	—
Total	$2,646,273	$1,906,350
(1)Audit fees consist of professional services for the audit of our annual financial statements, review of financial statements included in our Forms 10-Q or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagement for those fiscal years.
(2)Audit-related fees consist of assurance and related services reasonably related to the performance of the audit or review of our financial statements that are not reported under the heading Audit fees above.
(3)Tax fees represent professional services for federal, state and international tax compliance, tax advice and tax planning.
Audit Committee Pre-Approval Policies and Procedures
The Audit Committee must pre-approve all services to be performed for us by our independent auditors. Pre-approval is granted usually at regularly scheduled meetings of the Audit Committee. If unanticipated items arise between regularly scheduled meetings of the Audit Committee, the Audit Committee has delegated authority to the Chair of the Audit Committee to pre-approve services. The Audit Committee also may approve the additional unanticipated services by either convening a special meeting or acting by unanimous written consent. During the years ended December 31, 2024 and 2023, all services billed by Grant Thornton were pre-approved by the Audit Committee Chair in accordance with this policy.
Attendance at Annual Meeting
A representative from Grant Thornton will be online at the Annual Meeting and available to respond to appropriate questions and will also have the opportunity to make a statement if they desire to do so.
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The Audit Committee discussed the matters required to be discussed by Auditing Standard 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee also has received the written disclosures and the letter from the independent accountant required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with the independent accountant the accountant’s independence and considered the compatibility of non-audit services with the auditors’ independence. Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
Respectfully submitted,
AUDIT COMMITTEE

Cathy Coste, Chair
Rachel Ellingson
Joydeep Goswami
Tony Hunt

PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING
PROPOSAL NO. 1 - ELECTION OF DIRECTORS
Overview
Our Bylaws provide that the size of our Board is to be determined from time to time by resolution of the Board but shall consist of at least three members. Our Board presently consists of seven members. Each of our current directors has been nominated for reelection.
Nominees
Upon the recommendation of our Governance and Nominating Committee, and after due consideration of the qualifications of each of the nominees as described above, the Board has nominated the following individuals to serve until his or her successor is duly elected and qualified, unless he or she resigns, is removed or otherwise is disqualified from serving as a director of the Company:
Roderick de Greef
Cathy Coste
Amy DuRoss
Rachel Ellingson
Joydeep Goswami
Tony Hunt
Timothy Moore
We have been advised by each of the director nominees that he or she is willing to be named as a nominee and each is willing to begin or continue to serve as a director if elected. If some unexpected occurrence should make necessary, in the discretion of the Board, the substitution of some other person for the nominees, it is the intention of the persons named in the proxy to vote for the election of such other persons as may be designated by the Board.
Vote Required
A plurality of the votes properly cast in the election of directors will be required to elect Board nominees. The seven nominees receiving the highest number of affirmative votes cast at the Annual Meeting will be elected as our directors. Proxies cannot be voted for a greater number of persons than the number of nominees named. Broker non-votes will not affect the outcome of the election of directors.
Recommendation
The Board recommends that stockholders vote FOR the election of each of the above-listed nominees.
Unless marked otherwise, proxies received will be voted FOR the election of each of these director nominees.

PROPOSAL NO. 2 - APPROVAL ON AN ADVISORY BASIS OF THE COMPENSATION OF NAMED EXECUTIVE OFFICERS
In accordance with Section 951 of the Dodd-Frank Act and Section 14A of the Exchange Act, the following proposal, commonly known as a “say-on-pay” proposal, enables our stockholders to vote to approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with applicable SEC rules. We currently hold our say-on-pay vote every year. Stockholders will have an opportunity to cast an advisory vote on the frequency of say-on-pay votes at least every six years. The next advisory vote on the frequency of the say-on-pay vote will occur at the 2026 Annual Meeting of Stockholders.
Our goal for our executive compensation program is to attract, motivate and retain a talented team of executives who will provide leadership for our success, and thereby increase stockholder value. We believe that our executive compensation program satisfies this goal and is strongly aligned with the long-term interests of our stockholders. We urge stockholders to read the section titled “Executive and Director Compensation” elsewhere in this proxy statement for additional details about our executive compensation programs, including information about the compensation of our named executive officers in 2024.
We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This “say-on-pay” proposal gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers described in this proxy statement. Accordingly, we will ask our stockholders to vote FOR the following resolution at the Annual Meeting:
“RESOLVED, that the stockholders of BioLife Solutions, Inc. approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the BioLife Solutions proxy statement for the 2025 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC.”
This say-on-pay vote is advisory, and therefore, is not binding on us, our Compensation Committee or our Board. Our Board and our Compensation Committee value the opinions of our stockholders, and to the extent that this resolution is not approved by a majority of the votes properly cast, we may review and consider the results of this advisory vote in future compensation deliberations.
Vote Required
The approval, on a non-binding, advisory basis, of the stockholders by a majority of the votes properly cast at the Annual Meeting is being sought to approve the compensation of our named executive officers as disclosed in this proxy statement. Abstentions and broker non-votes will not be counted for purposes of determining whether this proposal has been approved and will not have the effect of negative votes.
Recommendation
Our Board recommends that stockholders vote FOR the approval on a non-binding, advisory basis of the compensation of our named executive officers as disclosed in this proxy statement.
Unless marked otherwise, proxies received will be voted FOR Proposal No. 2.

PROPOSAL NO. 3 - RATIFICATION OF THE APPOINTMENT BY THE AUDIT COMMITTEE OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025.
Overview
The Audit Committee has engaged the independent registered public accounting firm Grant Thornton as our independent registered public accounting firm to audit our financial statements for the year ending December 31, 2025. Grant Thornton audited our financial statements for the year ended December 31, 2024. Stockholder ratification of such selection is not required by our Bylaws or other applicable laws. However, our Board is submitting the selection of Grant Thornton to stockholders for ratification as a matter of good corporate practice. In the event that stockholders fail to ratify the selection, our Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, our Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if our Audit Committee believes that such a change would be in our and our stockholders’ best interests.
Vote Sought
The proposal to ratify the appointment of Grant Thornton as our independent registered public accounting firm for the year ending December 31, 2025 will be approved if approved by a majority of the votes properly cast on this proposal. Because this proposal is considered a “routine” matter, broker non-votes will not occur with respect to this proposal and, if your shares of Common Stock are held by a bank or broker in street name, that bank or broker will have discretion to vote your shares of Common Stock on this proposal absent instructions from you on how to vote your shares. In addition, abstentions will not be counted for purposes of determining whether this proposal has been ratified and will not have the effect of negative votes.
Recommendation
The Board recommends that stockholders vote FOR the proposal to ratify the appointment of Grant Thornton as our independent registered public accounting firm for the year ending December 31, 2025.
Unless marked otherwise, proxies received will be voted FOR Proposal No. 3.

OTHER BUSINESS
We know of no other matters to be submitted to the stockholders at the Annual Meeting. If any other matters properly come before the stockholders at the Annual Meeting, the persons named on the enclosed proxy card intend to vote the shares they represent as the Board may recommend.
ANNUAL REPORT ON FORM 10-K
On March 3, 2025, we filed our 2024 Annual Report, as amended by the Annual Report on Form 10-K/A filed with the SEC on April 8, 2025. We have sent to our stockholders the Notice containing instructions on how to access via the Internet this proxy statement and the 2024 Annual Report. Stockholders who received a paper copy of this proxy statement were also sent a copy of our 2024 Annual Report. Stockholders who wish to obtain additional copies of our 2024 Annual Report may do so without charge by contacting us through one of the following methods:

Email:	proxy@biolifesolutions.com
Telephone:	(425) 402-1400
Facsimile:	(425) 402-1433
Mail:	Corporate Secretary, BioLife Solutions, Inc.
3303 Monte Villa Parkway, Suite 310
Bothell, Washington 98021
STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR THE 2026 ANNUAL MEETING
Stockholders may present proposals for action at a future meeting if they comply with SEC rules, state law and our Bylaws.
Pursuant to Rule 14a-8 under the Exchange Act, some stockholder proposals may be eligible for inclusion in the proxy statement for our 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”). These stockholder proposals, along with proof of ownership of our stock in accordance with Rule 14a-8(b)(2), must be received by us not later than March 10, 2026, which is 120 calendar days prior to the anniversary date of the mailing of this proxy statement.
The proxies to be solicited by us through our Board for our 2026 Annual Meeting will confer discretionary authority on the proxy holders to vote on any stockholder proposal presented at that meeting, unless we receive notice of such stockholder’s proposal not later than May 24, 2026, which is 45 calendar days prior to the anniversary date of the mailing of this proxy statement.
Nominations of persons for election to our Board may be made by or at the direction of the Board or by any stockholder entitled to vote for the election of directors at the meeting that complies with Section 2.13 of our Bylaws and Rule 14a-19 under the Exchange Act. Pursuant to Section 2.13 of our Bylaws, a stockholder wishing to nominate a candidate for election to the Board or to propose any question or business other than a nomination at the 2026 Annual Meeting is required to give written notice addressed to our Corporate Secretary of his or her intention to make such a nomination or proposal. The notice of nomination or other proposal must be received by the Corporate Secretary not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the date of the Annual Meeting in order to be considered a proper matter for stockholder action; provided, however, that in the event that the date of the 2026 Annual Meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to the 2026 Annual Meeting and not later than the close of business on the later of the 90th day prior to the 2026 Annual Meeting or the 10th day following the day on which public announcement of the date of the 2026 Annual Meeting is made. The notice of nomination must include the nominee’s name, age, business address, residence address, principal occupation or employment, and any other information required by Section 2.13 of our Bylaws or by applicable laws or regulations. The notice of any other stockholder proposal should include a brief description of the proposal, the text of the proposal, the reasons for conducting such business at the meeting, and any other material interests in such business of such stockholder, and any other information required by Section 2.13 of our Bylaws or by applicable laws or regulations.
In addition to satisfying the advance notice requirements under the Bylaws as described above, to comply with the SEC’s universal proxy rules, a person who intends to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to the Company that sets forth the information required by SEC Rule 14a-19(b)

under the Exchange Act. This notice must be received by us no later than June 21, 2026, which is 60 calendar days prior to the anniversary date of the Annual Meeting.
Stockholder proposals and director nominations must be in writing and should be addressed to c/o BioLife Solutions, Inc., Attention: Corporate Secretary, 3303 Monte Villa Parkway, Suite 310, Bothell, Washington 98021. It is recommended that stockholders submitting proposals or nominations direct them to our Corporate Secretary and utilize certified mail, return receipt requested in order to provide proof of timely receipt. The Chairman of the Annual Meeting reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal or nomination that does not comply with these and other applicable requirements, including conditions set forth in our Bylaws and conditions established by the SEC.
We have not been notified by any stockholder of his or her intent to present a stockholder proposal from the floor at this year’s Annual Meeting. The enclosed proxy grants the proxy holders discretionary authority to vote on any matter properly brought before this year’s Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Roderick de Greef
Roderick de Greef
Chief Executive Officer and Chairman of the Board

July 8, 2025
Bothell, Washington

SCAN TO
VIEW MATERIALS & VOTE

BIOLIFE SOLUTIONS, INC.
C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC.
P.O. BOX 1342
BRENTWOOD, NY 11717

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 08/19/2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/BLFS2025**
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 08/19/2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR each of the following director Nominees:	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
	☐	☐	☐	______________________

1. Election of Directors

Nominees

01) Roderick de Greef 02) Joydeep Goswami 03) Amy DuRoss 04) Rachel Ellingson 05) Timothy L. Moore
06) Cathy Coste 07) Tony Hunt

The Board of Directors recommends you vote FOR proposals 2 and 3.	For	Against	Abstain
2. To approve, on a non-binding, advisory basis, the compensation of our named executive officers.	☐	☐	☐
3. To ratify the appointment by the Board of Grant Thornton LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2025.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business that may properly come before the Annual Meeting or any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)	Date

0000680402_1 R1.0.0.2

BIOLIFE SOLUTIONS, INC.
Annual Meeting of Stockholders
August 20, 2025 9:00 AM Pacific Time
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Roderick de Greef with power of substitution, as proxy and attorney-in-fact, and hereby authorizes him to represent and vote, as provided on the other side, all the shares of BioLife Solutions, Inc.'s Common Stock which the undersigned is entitled to vote and, in his discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held on August 20, 2025, or any adjournments or postponements thereof, with all powers which the undersigned would possess if present at the meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPROSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3 AND IN THE DISCRETION OF THE PROXY WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Continued and to be signed on reverse side

0000680402_2 R1.0.0.2